FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206361-09

Free Writing Prospectus dated March 10, 2017

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

The information in this file (the “File”) is an electronic copy of the information set forth in the Appendix titled "Certain Characteristics of the Mortgage Loans and Mortgaged Properties" to the prospectus. This File does not contain all information that is required to be included in the prospectus. This File should be reviewed only in conjunction with the entire prospectus. Prospective investors are advised to read carefully, and should rely on, the prospectus relating to the certificates referred to herein in making their investment decision.

The information in this File may be amended and/or supplemented prior to the time of sale. The information in this File supersedes any contrary information contained in any prior File relating to the certificates and will be superseded by any contrary information contained in any subsequent File prior to the time of sale.

Methodologies used in deriving certain information contained in this File are more fully described elsewhere in the prospectus. The information in this File should not be viewed as projections, forecasts, predictions or opinions with respect to value.

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

ANNEX A-1

								Number of	Property	Property		Year
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype	Year Built	Renovated	Units(2)
1	GACC	229 West 43rd Street Retail Condo	229 West 43rd Street	New York	NY	10036	New York	1	Retail	Anchored	1913-1947	2009	248,457
2	GACC	350 Park Avenue	350 Park Avenue	New York	NY	10022	New York	1	Office	CBD	1961	2012	570,784
3	GACC	Prudential Plaza	130 East Randolph Street & 180 North Stetson Avenue	Chicago	IL	60601	Cook	1	Office	CBD	1955, 1990	1990, 2014-2015	2,269,632
4	JPMCB	Hilton Hawaiian Village	2005 Kalia Road	Honolulu	HI	96815	Honolulu	1	Hotel	Full Service	1961	2016	2,860
5	GACC	Key Center Cleveland	127 Public Square	Cleveland	OH	44114	Cuyahoga	1	Mixed Use	Office/Hotel/Parking	1890, 1991		1,369,980
6	GACC	Gateway I & II	135 East 125th Street & 126 East 126th Street	New York	NY	10035	New York	1	Mixed Use	Office/Retail	2001, 2008		95,782
7	JPMCB	Landmark Square	1-7 Landmark Square	Stamford	CT	06901	Fairfield	1	Mixed Use	Office/Retail	1974, 1976, 1977, 1981, 1983, 2006		757,917
8	JPMCB	Dallas Design District	Various	Dallas	TX	75207	Dallas	1	Industrial	Flex	Various	Various	728,452
9	JPMCB	Moffett Gateway	1225-1265 Crossman Avenue	Sunnyvale	CA	94089	Santa Clara	1	Office	Suburban	2016		612,691
10	GACC	Uovo Art Storage	41-54 22nd Street & 21-15 21st Street	Long Island City	NY	11101	Queens	1	Self Storage	Art Storage	2014-2015		275,000
11	GACC	AHIP FL 5 Portfolio	Various	Various	FL	Various	Various	5	Hotel	Various	Various	Various	473
11.01	GACC	Holiday Inn Express Ft Myers East	3427 Forum Boulevard	Fort Myers	FL	33905	Lee	1	Hotel	Limited Service	2009		111
11.02	GACC	Staybridge Suites Tampa East Brandon	3624 North Flakenburg Road	Tampa	FL	33619	Hillsborough	1	Hotel	Extended Stay	2007	2014	100
11.03	GACC	Holiday Inn Express Sarasota I-75	5730 Gantt Road	Sarasota	FL	34233	Sarasota	1	Hotel	Limited Service	2003	2012	101
11.04	GACC	Fairfield Inn & Suites Orlando Ocoee	10971 West Colonial Drive	Ocoee	FL	34761	Orange	1	Hotel	Limited Service	2004	2014	80
11.05	GACC	Courtyard Tampa North I-75 Fletcher	13575 Cypress Glen Lane	Tampa	FL	33637	Hillsborough	1	Hotel	Limited Service	1995	2013	81
12	GACC	580 Walnut Street	580 Walnut Street	Cincinnati	OH	45202	Hamilton	1	Mixed Use	Office/Retail	1973	2016	245,520
13	JPMCB	Delamar Greenwich Harbor	500 Steamboat Road	Greenwich	CT	06830	Fairfield	1	Hotel	Full Service	1961	2012	82
14	JPMCB	Summit Mall	3265 West Market Street	Fairlawn	OH	44333	Summit	1	Retail	Regional Mall	1965	2007	528,234
15	GACC	Park Center Plaza I, II & III	6050, 6100 and 6150 Oak Tree Boulevard	Independence	OH	44131	Cuyahoga	1	Office	Suburban	1998-2000		418,999
16	GACC	Summit Place Wisconsin	6737 West Washington Street	West Allis	WI	53214	Milwaukee	1	Office	Suburban	1905	2003	664,479
17	JPMCB	Shopko Oregon Portfolio	Various	Various	OR	Various	Various	3	Retail	Various	Various		319,006
17.01	JPMCB	Shopko Salem	1230 Lancaster Drive Southeast	Salem	OR	97317	Marion	1	Retail	Single Tenant	1991		117,326
17.02	JPMCB	Shopko Bend	60 Northeast Bend River Mall Drive	Bend	OR	97703	Deschutes	1	Retail	Single Tenant	1989		100,840
17.03	JPMCB	Shopko Eugene	2815 Chad Drive	Eugene	OR	97408	Lane	1	Retail	Freestanding	1987		100,840
18	JPMCB	Providence at Memorial	1370 Afton Street	Houston	TX	77055	Harris	1	Multifamily	Garden	1971	2015-2016	321
19	GACC	Holiday Inn Miami Beach	4333 Collins Avenue	Miami Beach	FL	33140	Miami-Dade	1	Hotel	Full Service	1957	2007-2008	253
20	JPMCB	Jevan Multifamily Portfolio	Various	Austin	TX	78758	Travis	3	Multifamily	Garden	Various	2014	422
20.01	JPMCB	Vida	1735 Rutland Drive	Austin	TX	78758	Travis	1	Multifamily	Garden	1983	2014	160
20.02	JPMCB	Amor	1200 Mearns Meadow Boulevard	Austin	TX	78758	Travis	1	Multifamily	Garden	1984	2014	132
20.03	JPMCB	Feliz	1804 West Rundberg Lane	Austin	TX	78758	Travis	1	Multifamily	Garden	1980	2014	130
21	GACC	Cupertino Civic Center	20370, 20380 and 20410 Town Center Lane	Cupertino	CA	95014	Santa Clara	1	Office	Suburban	1974, 1984	2008	63,062
22	GACC	Congressional Place	6700 East Pacific Coast Highway	Long Beach	CA	90803	Los Angeles	1	Office	Suburban	1984		76,939
23	GACC	Trabuco Hills	27755–27875 Santa Margarita Parkway	Mission Viejo	CA	92691	Orange	1	Retail	Shadow Anchored	1992	2005	49,781
24	GACC	Creekview & Country Village Apartments	Various	Sherman	TX	75092	Grayson	2	Multifamily	Garden	Various		292
24.01	GACC	Creekview Apartments	700 South F.M. 1417	Sherman	TX	75092	Grayson	1	Multifamily	Garden	1985, 1994		144
24.02	GACC	Country Village Apartments	900 South F.M. 1417	Sherman	TX	75092	Grayson	1	Multifamily	Garden	1997		148
25	JPMCB	Dick’s Sporting Goods Portfolio	Various	Various	Various	Various	Various	6	Retail	Various	Various		264,338
25.01	JPMCB	Dick’s Keene	42 Ash Brook Road	Keene	NH	03431	Cheshire	1	Retail	Shadow Anchored	2005		45,471
25.02	JPMCB	Dick’s Concord	295 Loudon Road	Concord	NH	03301	Merrimack	1	Retail	Freestanding	2005		50,000
25.03	JPMCB	Dick’s Wichita	4600 West Kellogg Drive	Wichita	KS	67209	Sedgwick	1	Retail	Anchored	2003		48,780
25.04	JPMCB	Dick’s Bloomingdale	328 West Army Trail Road	Bloomingdale	IL	60108	DuPage	1	Retail	Shadow Anchored	2006		50,000
25.05	JPMCB	Dick’s Fort Wayne	309 East Coliseum Boulevard	Fort Wayne	IN	46805	Allen	1	Retail	Unanchored	2004		50,000
25.06	JPMCB	PetSmart Concord	299 Loudon Road	Concord	NH	03301	Merrimack	1	Retail	Freestanding	2006		20,087
26	GACC	Plaza Ashland	98 Central Avenue	Ashland	OR	97520	Jackson	1	Hotel	Limited Service	2002	2013-2016	92
27	GACC	Cleveland Towne Center	4580 Frontage Road Northwest	Cleveland	TN	37312	Bradley	1	Retail	Anchored	2008		152,839
28	GACC	Courtyard Marriott Richland	480 Columbia Point Drive	Richland	WA	99352	Benton	1	Hotel	Limited Service	2004	2012, 2015	120
29	GACC	Grossmont Medical Center	8851 Center Drive	La Mesa	CA	91942	San Diego	1	Office	Medical	1986		70,122
30	JPMCB	Horizon Village	2855 Lawrenceville Suwanee Road	Suwanee	GA	30024	Gwinnett	1	Retail	Anchored	1996		97,001
31	JPMCB	WoodSpring Suites Orlando Portfolio	Various	Various	FL	Various	Various	2	Hotel	Extended Stay	2007		226
31.01	JPMCB	Value Place Clermont	16311 SR 50	Clermont	FL	34711	Lake	1	Hotel	Extended Stay	2007		121
31.02	JPMCB	Value Place Clarcona	4125 Clarcona Ocoee Road	Orlando	FL	32810	Orange	1	Hotel	Extended Stay	2007		105
32	JPMCB	Hampton Inn & Suites - Pensacola	8021 Lavelle Way	Pensacola	FL	32526	Escambia	1	Hotel	Limited Service	2014		75
33	GACC	Shopko Billings	905 South 24th Street West	Billings	MT	59102	Yellowstone	1	Retail	Single Tenant	1990		100,800
34	JPMCB	Continental Plaza	2701 Troy Center Drive	Troy	MI	48084	Oakland	1	Office	Suburban	1986	1999	95,953
35	GACC	Crossroads Village Apartments	6600 Constitution Boulevard	Portage	MI	49024	Kalamazoo	1	Multifamily	Garden	1991	2014-2016	153

A-1-1

ANNEX A-1

										Original		Current
			Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.
Loan #	Seller(1)	Property Name	Measure	Occupancy %(3)	Date	Value ($)(4)	Date	LTV %(4)	Balance ($)(5)(6)	per Unit ($)	Balance ($)(5)(6)	per Unit ($)	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)
1	GACC	229 West 43rd Street Retail Condo	Square Feet	100.0%	10/01/16	470,000,000	10/01/16	60.6%	80,000,000	1,147	80,000,000	1,147	7.7%	No	No	4.00550	0.01173
2	GACC	350 Park Avenue	Square Feet	99.1%	11/01/16	710,000,000	11/01/16	41.7%	66,667,200	519	66,667,200	519	6.4%	No	No	3.91513	0.01048
3	GACC	Prudential Plaza	Square Feet	77.1%	11/30/16	700,000,000	07/20/16	59.3%	65,000,000	183	65,000,000	183	6.2%	No	No	4.61000	0.01173
4	JPMCB	Hilton Hawaiian Village	Rooms	94.6%	09/30/16	2,230,000,000	08/30/16	31.2%	62,250,000	243,566	62,250,000	243,566	6.0%	No	No	4.19950	0.01048
5	GACC	Key Center Cleveland	Square Feet	92.9%	10/19/16	362,000,000	12/01/17	60.8%	60,000,000	161	60,000,000	161	5.8%	No	No	5.31000	0.01923
6	GACC	Gateway I & II	Square Feet	95.5%	10/31/16	77,000,000	11/16/16	71.4%	55,000,000	574	55,000,000	574	5.3%	No	No	4.69000	0.01654
7	JPMCB	Landmark Square	Square Feet	84.9%	12/31/16	175,700,000	11/09/16	56.9%	49,000,000	132	49,000,000	132	4.7%	No	No	4.97000	0.01173
8	JPMCB	Dallas Design District	Square Feet	98.7%	12/28/16	193,085,000	Various	62.1%	45,000,000	165	45,000,000	165	4.3%	No	No	5.25700	0.01173
9	JPMCB	Moffett Gateway	Square Feet	100.0%	03/01/17	525,000,000	07/20/16	46.3%	40,000,000	397	40,000,000	397	3.8%	No	No	3.31940	0.01173
10	GACC	Uovo Art Storage	Square Feet	83.9%	01/10/17	165,000,000	01/09/17	52.6%	37,000,000	316	36,943,588	316	3.5%	No	No	4.73500	0.01173
11	GACC	AHIP FL 5 Portfolio	Rooms	74.1%	09/30/16	61,600,000	11/01/17	59.8%	37,000,000	78,224	36,865,905	77,941	3.5%	No	No	4.99000	0.01654
11.01	GACC	Holiday Inn Express Ft Myers East	Rooms	75.0%	09/30/16	14,500,000	11/01/17		8,709,416		8,677,851		0.8%
11.02	GACC	Staybridge Suites Tampa East Brandon	Rooms	74.7%	09/30/16	13,400,000	11/01/17		8,048,701		8,019,531		0.8%
11.03	GACC	Holiday Inn Express Sarasota I-75	Rooms	65.4%	09/30/16	12,500,000	11/01/17		7,508,117		7,480,906		0.7%
11.04	GACC	Fairfield Inn & Suites Orlando Ocoee	Rooms	80.6%	09/30/16	11,000,000	11/01/17		6,607,143		6,583,197		0.6%
11.05	GACC	Courtyard Tampa North I-75 Fletcher	Rooms	76.3%	09/30/16	10,200,000	11/01/17		6,126,623		6,104,419		0.6%
12	GACC	580 Walnut Street	Square Feet	93.9%	01/01/17	51,750,000	04/01/17	68.5%	35,500,000	145	35,445,906	144	3.4%	No	No	4.74000	0.01654
13	JPMCB	Delamar Greenwich Harbor	Rooms	72.7%	10/31/16	50,000,000	10/01/16	70.8%	35,500,000	432,927	35,377,503	431,433	3.4%	No	No	5.25500	0.03654
14	JPMCB	Summit Mall	Square Feet	92.3%	07/05/16	205,000,000	08/08/16	41.5%	35,000,000	161	35,000,000	161	3.4%	No	No	3.31400	0.01173
15	GACC	Park Center Plaza I, II & III	Square Feet	93.6%	12/28/16	50,650,000	11/15/16	68.1%	34,500,000	82	34,500,000	82	3.3%	No	No	4.60000	0.03404
16	GACC	Summit Place Wisconsin	Square Feet	99.1%	10/31/16	99,000,000	10/05/16	72.7%	32,000,000	108	32,000,000	108	3.1%	No	No	4.89000	0.01173
17	JPMCB	Shopko Oregon Portfolio	Square Feet	100.0%	03/01/17	40,600,000	Various	69.2%	28,125,000	88	28,083,385	88	2.7%	No	No	4.99800	0.01654
17.01	JPMCB	Shopko Salem	Square Feet	100.0%	03/01/17	14,800,000	01/08/17		10,400,000		10,384,612		1.0%
17.02	JPMCB	Shopko Bend	Square Feet	100.0%	03/01/17	14,600,000	01/01/17		10,000,000		9,985,203		1.0%
17.03	JPMCB	Shopko Eugene	Square Feet	100.0%	03/01/17	11,200,000	01/08/17		7,725,000		7,713,570		0.7%
18	JPMCB	Providence at Memorial	Units	91.9%	02/07/17	38,100,000	02/06/17	70.9%	27,000,000	84,112	27,000,000	84,112	2.6%	No	No	5.19600	0.03654
19	GACC	Holiday Inn Miami Beach	Rooms	81.5%	12/31/16	61,400,000	12/15/16	42.3%	26,000,000	102,767	26,000,000	102,767	2.5%	No	No	4.44000	0.01654
20	JPMCB	Jevan Multifamily Portfolio	Units	97.2%	09/25/16	38,350,000	09/30/16	61.6%	23,610,000	55,948	23,610,000	55,948	2.3%	No	No	3.82000	0.01654
20.01	JPMCB	Vida	Units	97.5%	09/25/16	15,900,000	09/30/16		9,788,762		9,788,762		0.9%
20.02	JPMCB	Amor	Units	96.2%	09/25/16	11,250,000	09/30/16		6,926,010		6,926,010		0.7%
20.03	JPMCB	Feliz	Units	97.7%	09/25/16	11,200,000	09/30/16		6,895,228		6,895,228		0.7%
21	GACC	Cupertino Civic Center	Square Feet	99.4%	12/09/16	28,500,000	11/09/16	70.0%	19,950,000	316	19,950,000	316	1.9%	No	No	4.77000	0.03654
22	GACC	Congressional Place	Square Feet	100.0%	01/11/17	24,000,000	11/04/16	68.3%	16,400,000	213	16,400,000	213	1.6%	No	Yes - Group 1	4.82000	0.01654
23	GACC	Trabuco Hills	Square Feet	92.0%	12/07/16	26,000,000	11/14/16	58.8%	15,300,000	307	15,300,000	307	1.5%	No	Yes - Group 1	4.75000	0.01654
24	GACC	Creekview & Country Village Apartments	Units	99.0%	12/29/16	17,550,000	11/10/16	73.9%	13,000,000	44,521	12,968,616	44,413	1.2%	No	No	5.32500	0.01654
24.01	GACC	Creekview Apartments	Units	99.3%	12/29/16	9,100,000	11/10/16		6,700,000		6,683,825		0.6%
24.02	GACC	Country Village Apartments	Units	98.6%	12/29/16	8,450,000	11/10/16		6,300,000		6,284,791		0.6%
25	JPMCB	Dick’s Sporting Goods Portfolio	Square Feet	100.0%	03/01/17	43,750,000	Various	70.5%	13,000,000	117	12,930,513	117	1.2%	No	No	4.44800	0.01173
25.01	JPMCB	Dick’s Keene	Square Feet	100.0%	03/01/17	11,000,000	07/20/16		3,267,000		3,249,537		0.3%
25.02	JPMCB	Dick’s Concord	Square Feet	100.0%	03/01/17	9,200,000	07/22/16		2,734,000		2,719,386		0.3%
25.03	JPMCB	Dick’s Wichita	Square Feet	100.0%	03/01/17	8,100,000	07/19/16		2,407,000		2,394,134		0.2%
25.04	JPMCB	Dick’s Bloomingdale	Square Feet	100.0%	03/01/17	6,500,000	07/22/16		1,933,000		1,922,668		0.2%
25.05	JPMCB	Dick’s Fort Wayne	Square Feet	100.0%	03/01/17	5,100,000	07/20/16		1,514,000		1,505,907		0.1%
25.06	JPMCB	PetSmart Concord	Square Feet	100.0%	03/01/17	3,850,000	07/20/16		1,145,000		1,138,880		0.1%
26	GACC	Plaza Ashland	Rooms	63.0%	09/30/16	19,800,000	11/11/16	63.5%	12,600,000	136,957	12,567,761	136,606	1.2%	No	Yes - Group 2	4.97000	0.01654
27	GACC	Cleveland Towne Center	Square Feet	96.3%	12/06/16	18,100,000	12/02/16	67.9%	12,285,000	80	12,285,000	80	1.2%	No	No	5.07000	0.05654
28	GACC	Courtyard Marriott Richland	Rooms	69.8%	10/31/16	18,500,000	11/14/16	64.6%	12,000,000	100,000	11,958,011	99,650	1.1%	No	Yes - Group 2	5.18000	0.01654
29	GACC	Grossmont Medical Center	Square Feet	91.6%	12/06/16	17,520,000	10/10/16	65.6%	11,500,000	164	11,500,000	164	1.1%	No	No	4.46000	0.01654
30	JPMCB	Horizon Village	Square Feet	97.0%	10/16/16	14,275,000	10/14/16	69.7%	10,000,000	103	9,949,173	103	1.0%	No	No	4.96500	0.05654
31	JPMCB	WoodSpring Suites Orlando Portfolio	Rooms	87.7%	12/31/16	15,500,000	10/21/16	55.2%	8,600,000	38,053	8,559,103	37,872	0.8%	No	No	5.41000	0.01654
31.01	JPMCB	Value Place Clermont	Rooms	87.2%	12/31/16	8,500,000	10/21/16		4,716,129		4,693,702		0.4%
31.02	JPMCB	Value Place Clarcona	Rooms	88.3%	12/31/16	7,000,000	10/21/16		3,883,871		3,865,401		0.4%
32	JPMCB	Hampton Inn & Suites - Pensacola	Rooms	81.2%	12/31/16	12,000,000	12/20/16	62.5%	7,500,000	100,000	7,500,000	100,000	0.7%	No	No	5.00000	0.01654
33	GACC	Shopko Billings	Square Feet	100.0%	03/06/17	10,300,000	11/17/16	64.8%	6,700,000	66	6,677,030	66	0.6%	No	No	5.16000	0.01654
34	JPMCB	Continental Plaza	Square Feet	95.5%	11/01/16	9,200,000	11/18/16	69.3%	6,375,000	66	6,375,000	66	0.6%	No	No	4.77700	0.01654
35	GACC	Crossroads Village Apartments	Units	96.7%	12/13/16	6,700,000	10/20/16	71.5%	4,800,000	31,373	4,788,497	31,297	0.5%	No	No	5.37000	0.01654

A-1-2

ANNEX A-1

			Net
			Mortgage		Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan	Rem.	Rem.	IO-		Payment	Grace Period	Grace Period
Loan #	Seller(1)	Property Name	Rate %(8)	Accrual Type	Service ($)(9)(10)	Service ($)(10)	Note Date	Payment Date(11)	Last IO Payment	First P&I Payment	Term(11)	Amort	Period(11)	Seasoning(11)	Due Date	(Late Payment)	(Default)	Maturity Date
1	GACC	229 West 43rd Street Retail Condo	3.99377	Actual/360	270,742.13	3,248,905.56	10/13/16	12/06/16			116	0	120	4	6	0	0	11/06/26
2	GACC	350 Park Avenue	3.90465	Actual/360	220,529.92	2,646,359.04	12/02/16	01/06/17			118	0	121	3	6	0	0	01/06/27
3	GACC	Prudential Plaza	4.59827	Actual/360	333,607.41	4,003,288.92	07/30/15	09/06/15	08/06/19	09/06/19	101	360	48	19	6	0	0	08/06/25
4	JPMCB	Hilton Hawaiian Village	4.18902	Actual/360	220,874.74	2,650,496.93	10/24/16	12/01/16			116	0	120	4	1	0	0	11/01/26
5	GACC	Key Center Cleveland	5.29077	Actual/360	361,675.66	4,340,107.92	01/31/17	03/06/17	02/06/19	03/06/19	119	300	24	1	6	0	0	02/06/27
6	GACC	Gateway I & II	4.67346	Actual/360	284,920.31	3,419,043.72	02/03/17	03/06/17	02/06/20	03/06/20	119	360	36	1	6	0	0	02/06/27
7	JPMCB	Landmark Square	4.95827	Actual/360	205,760.30	2,469,123.61	12/02/16	02/01/17			118	0	120	2	1	0	0	01/01/27
8	JPMCB	Dallas Design District	5.24527	Actual/360	248,686.81	2,984,241.72	01/05/17	03/01/17	02/01/20	03/01/20	119	360	36	1	1	0	0	02/01/27
9	JPMCB	Moffett Gateway	3.30767	Actual/360	194,405.32	2,332,863.79	09/22/16	11/01/16	10/01/21	11/01/21	121	360	60	5	1	0	0	04/01/27
10	GACC	Uovo Art Storage	4.72327	Actual/360	192,675.13	2,312,101.56	02/02/17	03/06/17			119	359	0	1	6	0	0	02/06/27
11	GACC	AHIP FL 5 Portfolio	4.97346	Actual/360	198,397.93	2,380,775.16	11/29/16	01/06/17			117	357	0	3	6	0	0	12/06/26
11.01	GACC	Holiday Inn Express Ft Myers East
11.02	GACC	Staybridge Suites Tampa East Brandon
11.03	GACC	Holiday Inn Express Sarasota I-75
11.04	GACC	Fairfield Inn & Suites Orlando Ocoee
11.05	GACC	Courtyard Tampa North I-75 Fletcher
12	GACC	580 Walnut Street	4.72346	Actual/360	184,970.89	2,219,650.68	01/23/17	03/06/17			119	359	0	1	6	0	0	02/06/27
13	JPMCB	Delamar Greenwich Harbor	5.21846	Actual/360	196,142.27	2,353,707.24	11/14/16	01/01/17			117	357	0	3	1	0	0	12/01/26
14	JPMCB	Summit Mall	3.30227	Actual/360	98,000.81	1,176,009.72	09/07/16	11/01/16			115	0	120	5	1	0	0	10/01/26
15	GACC	Park Center Plaza I, II & III	4.56596	Actual/360	176,862.31	2,122,347.72	01/05/17	02/06/17	01/06/22	02/06/22	118	360	60	2	6	0	0	01/06/27
16	GACC	Summit Place Wisconsin	4.87827	Actual/360	169,638.10	2,035,657.20	12/01/16	01/06/17	12/06/19	01/06/20	117	360	36	3	6	0	0	12/06/26
17	JPMCB	Shopko Oregon Portfolio	4.98146	Actual/360	150,946.71	1,811,360.52	01/31/17	03/01/17			119	359	0	1	1	0	0	02/01/27
17.01	JPMCB	Shopko Salem
17.02	JPMCB	Shopko Bend
17.03	JPMCB	Shopko Eugene
18	JPMCB	Providence at Memorial	5.15946	Actual/360	148,193.23	1,778,318.76	03/02/17	04/01/17	04/01/18	05/01/18	61	360	13	0	1	0	0	04/01/22
19	GACC	Holiday Inn Miami Beach	4.42346	Actual/360	97,536.11	1,170,433.32	02/15/17	04/06/17			120	0	120	0	6	0	0	03/06/27
20	JPMCB	Jevan Multifamily Portfolio	3.80346	Actual/360	76,202.37	914,428.42	10/27/16	12/01/16			116	0	120	4	1	0	0	11/01/26
20.01	JPMCB	Vida
20.02	JPMCB	Amor
20.03	JPMCB	Feliz
21	GACC	Cupertino Civic Center	4.73346	Actual/360	104,309.28	1,251,711.36	12/13/16	02/06/17	01/06/22	02/06/22	118	360	60	2	6	0	0	01/06/27
22	GACC	Congressional Place	4.80346	Actual/360	86,243.49	1,034,921.88	01/12/17	03/06/17	02/06/21	03/06/21	119	360	48	1	6	0	0	02/06/27
23	GACC	Trabuco Hills	4.73346	Actual/360	79,812.04	957,744.48	12/08/16	02/06/17	01/06/24	02/06/24	118	360	84	2	6	0	0	01/06/27
24	GACC	Creekview & Country Village Apartments	5.30846	Actual/360	72,391.56	868,698.72	12/30/16	02/06/17			118	358	0	2	6	0	0	01/06/27
24.01	GACC	Creekview Apartments
24.02	GACC	Country Village Apartments
25	JPMCB	Dick’s Sporting Goods Portfolio	4.43627	Actual/360	65,468.04	785,616.48	10/11/16	12/01/16			116	356	0	4	1	0	0	11/01/26
25.01	JPMCB	Dick’s Keene
25.02	JPMCB	Dick’s Concord
25.03	JPMCB	Dick’s Wichita
25.04	JPMCB	Dick’s Bloomingdale
25.05	JPMCB	Dick’s Fort Wayne
25.06	JPMCB	PetSmart Concord
26	GACC	Plaza Ashland	4.95346	Actual/360	67,408.69	808,904.28	12/20/16	02/06/17			118	358	0	2	6	0	0	01/06/27
27	GACC	Cleveland Towne Center	5.01346	Actual/360	66,475.10	797,701.20	12/21/16	02/06/17	01/06/19	02/06/19	82	360	24	2	6	0	0	01/06/24
28	GACC	Courtyard Marriott Richland	5.16346	Actual/360	65,745.12	788,941.44	12/06/16	01/06/17			117	357	0	3	6	0	0	12/06/26
29	GACC	Grossmont Medical Center	4.44346	Actual/360	57,995.81	695,949.72	12/07/16	02/06/17	01/06/20	02/06/20	118	360	36	2	6	0	0	01/06/27
30	JPMCB	Horizon Village	4.90846	Actual/360	58,255.27	699,063.24	11/14/16	01/01/17			117	297	0	3	1	0	0	12/01/26
31	JPMCB	WoodSpring Suites Orlando Portfolio	5.39346	Actual/360	52,350.30	628,203.60	11/18/16	01/01/17			57	297	0	3	1	0	0	12/01/21
31.01	JPMCB	Value Place Clermont
31.02	JPMCB	Value Place Clarcona
32	JPMCB	Hampton Inn & Suites - Pensacola	4.98346	Actual/360	40,261.62	483,139.44	02/06/17	04/01/17			120	360	0	0	1	0	0	03/01/27
33	GACC	Shopko Billings	5.14346	Actual/360	39,794.64	477,535.68	12/27/16	02/06/17			118	298	0	2	6	0	0	01/06/27
34	JPMCB	Continental Plaza	4.76046	Actual/360	33,358.85	400,306.20	02/06/17	04/01/17			120	360	0	0	1	0	0	03/01/27
35	GACC	Crossroads Village Apartments	5.35346	Actual/360	26,863.66	322,363.92	12/16/16	02/06/17			118	358	0	2	6	0	0	01/06/27

A-1-3

ANNEX A-1

								HISTORICAL FINANCIALS(13)

				Final	Maturity	Maturity	Prepayment	2013	2013	2013	2014	2014	2014	2015	2015	2015
Loan #	Seller(1)	Property Name	ARD Loan	Mat Date	Balance ($)(5)	LTV %(4)	Provision (Payments)(11)(12)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)
1	GACC	229 West 43rd Street Retail Condo	No		80,000,000	60.6%	L(28),Def(85),O(7)	16,672,907	7,051,784	9,621,123	17,393,374	5,444,159	11,949,215
2	GACC	350 Park Avenue	No		66,667,200	41.7%	L(27),Def(87),O(7)	49,059,877	19,398,319	29,661,558	53,863,805	20,957,359	32,906,446	56,086,766	21,560,422	34,526,344
3	GACC	Prudential Plaza	No		58,349,599	53.2%	L(35),Def(79),O(6)	52,525,460	30,482,948	22,042,511	50,276,294	28,845,540	21,430,754	53,321,676	32,167,828	21,153,848
4	JPMCB	Hilton Hawaiian Village	No		62,250,000	31.2%	L(28),DeforGrtr1%orYM(85),O(7)	324,974,888	214,010,053	110,964,835	346,089,627	226,228,808	119,860,819	366,791,222	238,053,500	128,737,723
5	GACC	Key Center Cleveland	No		48,945,796	49.6%	L(25),Def(91),O(4)	65,945,696	39,071,471	26,874,225	64,203,206	39,347,384	24,855,822	63,246,960	40,993,349	22,253,611
6	GACC	Gateway I & II	No		48,352,535	62.8%	L(25),Def(90),O(5)	4,186,208	622,781	3,563,426	4,286,378	665,514	3,620,865	4,140,882	871,072	3,269,810
7	JPMCB	Landmark Square	No		49,000,000	56.9%	L(26),Def(90),O(4)	21,090,032	11,173,914	9,916,119	22,206,765	11,760,507	10,446,258	19,852,023	12,384,894	7,467,129
8	JPMCB	Dallas Design District	No		40,055,051	55.3%	L(25),Grtr1%orYM(91),O(4)	11,762,840	4,136,520	7,626,320	13,056,367	4,051,248	9,005,119	12,606,620	4,108,165	8,498,455
9	JPMCB	Moffett Gateway	No		33,981,330	39.3%	L(29),Def(90),O(7)
10	GACC	Uovo Art Storage	No		30,145,800	43.0%	L(25),Def(91),O(4)							3,339,891	2,447,678	892,213
11	GACC	AHIP FL 5 Portfolio	No		30,405,825	49.4%	L(27),Def(89),O(4)				12,653,134	7,945,974	4,707,160	14,894,915	8,776,057	6,118,858
11.01	GACC	Holiday Inn Express Ft Myers East			7,157,215						2,772,802	1,782,490	990,312	3,412,160	1,995,284	1,416,876
11.02	GACC	Staybridge Suites Tampa East Brandon			6,614,254						2,516,503	1,611,789	904,714	2,922,625	1,696,893	1,225,732
11.03	GACC	Holiday Inn Express Sarasota I-75			6,170,013						2,769,281	1,647,141	1,122,140	3,197,310	1,885,853	1,311,457
11.04	GACC	Fairfield Inn & Suites Orlando Ocoee			5,429,612						2,364,382	1,404,824	959,558	2,750,863	1,609,726	1,141,137
11.05	GACC	Courtyard Tampa North I-75 Fletcher			5,034,731						2,230,166	1,499,730	730,436	2,611,957	1,588,301	1,023,656
12	GACC	580 Walnut Street	No		28,928,515	55.9%	L(25),Def(91),O(4)				3,945,600	1,337,762	2,607,838	4,474,216	1,398,593	3,075,622
13	JPMCB	Delamar Greenwich Harbor	No		29,423,393	58.8%	L(25),Grtr1%orYM(91),O(4)	8,182,130	5,224,701	2,957,429	9,015,412	5,822,754	3,192,658	9,159,178	5,645,641	3,513,537
14	JPMCB	Summit Mall	No		35,000,000	41.5%	L(29),Def(84),O(7)	15,065,656	3,761,536	11,304,120	16,182,561	3,902,553	12,280,008	16,012,933	3,778,460	12,234,473
15	GACC	Park Center Plaza I, II & III	No		31,619,464	62.4%	L(26),Def(90),O(4)	8,943,770	3,642,209	5,301,561	7,888,316	3,696,629	4,191,687	8,540,572	3,940,939	4,599,633
16	GACC	Summit Place Wisconsin	No		28,260,975	64.2%	L(27),Def(89),O(4)	10,578,455	4,705,840	5,872,615	10,832,394	4,954,024	5,878,370	11,703,109	5,013,588	6,689,521
17	JPMCB	Shopko Oregon Portfolio	No		23,114,856	56.9%	L(25),Grtr1%orYM(88),O(7)	2,854,097	72,547	2,781,549	2,868,804	69,705	2,799,099	2,883,733	83,295	2,800,438
17.01	JPMCB	Shopko Salem			8,547,360			1,049,701	25,096	1,024,605	1,054,679	26,615	1,028,064	1,061,208	31,555	1,029,654
17.02	JPMCB	Shopko Bend			8,218,616			1,015,001	26,009	988,992	1,020,970	22,838	998,132	1,025,459	28,207	997,252
17.03	JPMCB	Shopko Eugene			6,348,881			789,395	21,442	767,953	793,155	20,252	772,904	797,066	23,533	773,533
18	JPMCB	Providence at Memorial	No		25,423,820	66.7%	L(26),Grtr1%orYM(32),O(3)				3,316,963	1,762,152	1,554,811	3,460,358	1,528,957	1,931,402
19	GACC	Holiday Inn Miami Beach	No		26,000,000	42.3%	L(24),Def(92),O(4)	16,618,199	10,615,641	6,002,558	17,120,201	10,833,360	6,286,841	17,052,512	11,126,279	5,926,233
20	JPMCB	Jevan Multifamily Portfolio	No		23,610,000	61.6%	L(25),Grtr1%orYM(92),O(3)				3,693,051	1,857,744	1,835,307	4,177,273	1,951,502	2,225,770
20.01	JPMCB	Vida			9,788,762						1,514,879	717,192	797,687	1,658,411	753,255	905,155
20.02	JPMCB	Amor			6,926,010						1,105,329	542,310	563,019	1,267,076	561,024	706,052
20.03	JPMCB	Feliz			6,895,228						1,072,843	598,242	474,601	1,251,786	637,223	614,563
21	GACC	Cupertino Civic Center	No		18,333,165	64.3%	L(26),Def(87),O(7)	1,644,425	797,364	847,061	2,052,115	885,944	1,166,172	2,379,987	917,327	1,462,660
22	GACC	Congressional Place	No		14,777,113	61.6%	L(25),Def(91),O(4)	2,178,117	730,885	1,447,232	2,102,984	743,313	1,359,671	2,308,499	769,530	1,538,969
23	GACC	Trabuco Hills	No		14,590,551	56.1%	L(26),Def(90),O(4)	1,486,738	368,596	1,118,142	1,635,428	403,359	1,232,069	1,606,530	382,447	1,224,083
24	GACC	Creekview & Country Village Apartments	No		10,797,717	61.5%	L(26),Def(90),O(4)				2,234,256	1,164,813	1,069,443	2,373,390	1,197,961	1,175,429
24.01	GACC	Creekview Apartments			5,564,977						1,179,027	601,399	577,628	1,227,531	637,829	589,702
24.02	GACC	Country Village Apartments			5,232,740						1,055,229	563,414	491,815	1,145,859	560,132	585,727
25	JPMCB	Dick’s Sporting Goods Portfolio	No		10,489,831	57.2%	L(28),Def(88),O(4)	4,697,103	1,560,301	3,136,802	4,825,210	1,701,014	3,124,197	4,846,626	1,685,546	3,161,080
25.01	JPMCB	Dick’s Keene			2,636,175			903,752	175,911	727,841	816,444	89,965	726,479	830,411	95,398	735,013
25.02	JPMCB	Dick’s Concord			2,206,092			786,600	194,689	591,911	794,147	228,357	565,791	781,425	203,318	578,107
25.03	JPMCB	Dick’s Wichita			1,942,233			699,550	98,050	601,500	702,152	94,456	607,696	702,203	94,338	607,865
25.04	JPMCB	Dick’s Bloomingdale			1,559,757			1,236,368	687,606	548,762	1,419,980	871,107	548,873	1,417,694	869,611	548,083
25.05	JPMCB	Dick’s Fort Wayne			1,221,662			791,542	381,123	410,419	800,088	381,215	418,873	826,805	391,169	435,636
25.06	JPMCB	PetSmart Concord			923,912			279,290	22,921	256,368	292,399	35,914	256,485	288,088	31,712	256,376
26	GACC	Plaza Ashland	No		10,346,823	52.3%	L(26),Def(89),O(5)	3,126,500	1,497,041	1,629,459	3,139,611	1,573,568	1,566,043	3,487,582	1,527,683	1,959,899
27	GACC	Cleveland Towne Center	No		11,341,291	62.7%	L(26),Def(54),O(4)							2,212,505	510,570	1,701,935
28	GACC	Courtyard Marriott Richland	No		9,922,158	53.6%	L(27),Def(88),O(5)	4,758,449	2,859,469	1,898,980	5,067,594	3,074,510	1,993,084	4,813,652	3,051,786	1,761,866
29	GACC	Grossmont Medical Center	No		10,057,367	57.4%	L(26),Def(89),O(5)	1,822,615	845,165	977,450	1,648,866	877,447	771,419	1,702,101	911,587	790,514
30	JPMCB	Horizon Village	No		7,466,276	52.3%	L(27),Def(92),O(1)	1,052,229	383,220	669,009	1,302,122	518,861	783,261	1,352,106	448,290	903,815
31	JPMCB	WoodSpring Suites Orlando Portfolio	No		7,703,343	49.7%	L(13),Grtr1%orYM(45),O(2)	2,210,823	1,585,970	624,854	2,398,207	1,497,068	901,139	2,774,345	1,595,398	1,178,947
31.01	JPMCB	Value Place Clermont			4,224,414			1,193,979	927,117	266,862	1,284,204	784,093	500,111	1,510,413	828,376	682,037
31.02	JPMCB	Value Place Clarcona			3,478,929			1,016,844	658,853	357,991	1,114,002	712,975	401,027	1,263,932	767,022	496,910
32	JPMCB	Hampton Inn & Suites - Pensacola	No		6,166,480	51.4%	L(25),Grtr1%orYM(92),O(3)							2,400,272	1,445,637	954,635
33	GACC	Shopko Billings	No		5,037,384	48.9%	L(26),Def(90),O(4)
34	JPMCB	Continental Plaza	No		5,202,989	56.6%	L(13),Grtr1%orYM(104),O(3)	1,621,591	718,989	902,602	1,592,391	728,045	864,346	1,709,370	712,103	997,267
35	GACC	Crossroads Village Apartments	No		3,992,497	59.6%	L(23),Grtr5%orYM(93),O(4)	1,193,522	690,048	503,474	1,211,460	788,795	422,665	1,245,875	737,409	508,467

A-1-4

ANNEX A-1

			HISTORICAL FINANCIALS(13)
							UW
			Most Recent	Most Recent	Most Recent		Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF
Loan #	Seller(1)	Property Name	Revenues ($)	Total Expenses ($)	NOI ($)	As of	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(14)	Items ($)	NCF ($)(3)(14)	NOI DSCR(15)	DSCR(15)	Debt Yield %	Debt Yield %
1	GACC	229 West 43rd Street Retail Condo	17,645,886	3,870,185	13,775,701	08/31/16	100.0%	25,397,158	3,895,157	21,502,001	1,294,346	20,207,655	1.86	1.75	7.5%	7.1%
2	GACC	350 Park Avenue	57,626,795	22,164,572	35,462,223	10/31/16	95.0%	58,443,166	22,786,342	35,656,824	633,312	35,023,512	3.03	2.98	12.0%	11.8%
3	GACC	Prudential Plaza	58,858,563	32,295,671	26,562,892	11/30/16	79.6%	70,131,390	32,570,196	37,561,194	3,658,566	33,902,628	1.47	1.33	9.1%	8.2%
4	JPMCB	Hilton Hawaiian Village	376,987,438	245,094,318	131,893,120	09/30/16	94.6%	374,437,742	241,850,768	132,586,975	0	132,586,975	4.47	4.47	19.0%	19.0%
5	GACC	Key Center Cleveland	59,240,408	40,182,682	19,057,726	12/31/16	92.9%	67,329,103	40,324,409	27,004,694	1,677,558	25,327,136	1.70	1.59	12.3%	11.5%
6	GACC	Gateway I & II	4,196,684	548,193	3,648,491	10/31/16	93.5%	5,116,508	854,992	4,261,516	162,829	4,098,687	1.25	1.20	7.7%	7.5%
7	JPMCB	Landmark Square	22,240,746	12,516,518	9,724,228	12/31/16	85.4%	24,368,179	12,347,514	12,020,665	962,555	11,058,110	2.39	2.19	12.0%	11.1%
8	JPMCB	Dallas Design District	13,673,772	4,035,907	9,637,865	09/30/16	95.0%	15,304,762	4,048,471	11,256,291	1,051,292	10,204,999	1.41	1.28	9.4%	8.5%
9	JPMCB	Moffett Gateway					95.0%	35,097,235	6,170,971	28,926,265	1,294,985	27,631,280	2.04	1.95	11.9%	11.4%
10	GACC	Uovo Art Storage	8,842,355	2,882,846	5,959,509	12/31/16	71.6%	11,241,398	2,760,281	8,481,117	29,476	8,451,641	1.56	1.55	9.8%	9.7%
11	GACC	AHIP FL 5 Portfolio	15,113,597	9,140,192	5,973,405	09/30/16	72.5%	14,154,095	8,995,281	5,158,816	566,164	4,592,650	2.17	1.93	14.0%	12.5%
11.01	GACC	Holiday Inn Express Ft Myers East	3,572,607	2,123,884	1,448,723	09/30/16	71.5%	3,246,527	2,018,220	1,228,308	129,861	1,098,446
11.02	GACC	Staybridge Suites Tampa East Brandon	2,995,814	1,882,210	1,113,604	09/30/16	73.0%	2,807,777	1,823,942	983,836	112,311	871,524
11.03	GACC	Holiday Inn Express Sarasota I-75	3,013,301	1,876,826	1,136,475	09/30/16	67.0%	2,986,221	1,899,883	1,086,338	119,449	966,889
11.04	GACC	Fairfield Inn & Suites Orlando Ocoee	2,765,281	1,562,516	1,202,765	09/30/16	80.4%	2,571,948	1,564,957	1,006,991	102,878	904,113
11.05	GACC	Courtyard Tampa North I-75 Fletcher	2,766,594	1,694,756	1,071,838	09/30/16	72.5%	2,541,622	1,688,279	853,343	101,665	751,678
12	GACC	580 Walnut Street	4,157,331	1,335,023	2,822,308	11/30/16	92.5%	5,814,172	1,830,831	3,983,341	306,900	3,676,441	1.79	1.66	11.2%	10.4%
13	JPMCB	Delamar Greenwich Harbor	9,676,701	5,959,629	3,717,072	10/31/16	72.7%	9,676,636	6,023,582	3,653,055	0	3,653,055	1.55	1.55	10.3%	10.3%
14	JPMCB	Summit Mall	16,529,626	3,769,744	12,759,882	07/31/16	92.7%	17,294,164	3,863,136	13,431,028	586,095	12,844,933	4.70	4.50	15.8%	15.1%
15	GACC	Park Center Plaza I, II & III	9,153,503	3,859,898	5,293,604	08/31/16	90.8%	8,987,319	4,126,117	4,861,202	311,588	4,549,614	2.29	2.14	14.1%	13.2%
16	GACC	Summit Place Wisconsin	12,051,768	4,793,337	7,258,431	09/30/16	92.0%	11,802,741	4,819,635	6,983,106	703,103	6,280,003	1.52	1.37	9.7%	8.7%
17	JPMCB	Shopko Oregon Portfolio	3,703,006	727,433	2,975,573	12/31/16	95.0%	2,826,794	82,700	2,744,095	287,105	2,456,989	1.51	1.36	9.8%	8.7%
17.01	JPMCB	Shopko Salem	1,371,649	277,274	1,094,375	12/31/16	95.0%	1,039,656	31,330	1,008,326	105,593	902,733
17.02	JPMCB	Shopko Bend	1,253,339	195,165	1,058,174	12/31/16	95.0%	1,005,265	27,989	977,277	90,756	886,521
17.03	JPMCB	Shopko Eugene	1,078,018	254,994	823,024	12/31/16	95.0%	781,873	23,382	758,491	90,756	667,735
18	JPMCB	Providence at Memorial	3,747,300	1,802,761	1,944,539	12/31/16	89.5%	4,123,221	1,645,241	2,477,980	80,250	2,397,730	1.39	1.35	9.2%	8.9%
19	GACC	Holiday Inn Miami Beach	15,820,389	10,840,648	4,979,741	12/31/16	81.5%	15,820,389	11,081,927	4,738,462	632,816	4,105,647	4.05	3.51	18.2%	15.8%
20	JPMCB	Jevan Multifamily Portfolio	4,470,794	2,024,023	2,446,771	12/31/16	93.5%	4,486,147	2,245,961	2,240,186	117,302	2,122,884	2.45	2.32	9.5%	9.0%
20.01	JPMCB	Vida	1,753,507	774,874	978,633	12/31/16	91.1%	1,742,969	862,701	880,268	43,040	837,228
20.02	JPMCB	Amor	1,329,761	589,097	740,664	12/31/16	95.0%	1,347,677	679,666	668,011	36,432	631,579
20.03	JPMCB	Feliz	1,387,526	660,052	727,474	12/31/16	95.0%	1,395,501	703,594	691,907	37,830	654,077
21	GACC	Cupertino Civic Center	2,506,386	955,890	1,550,496	12/31/16	95.0%	2,932,250	1,101,026	1,831,224	122,027	1,709,197	1.46	1.37	9.2%	8.6%
22	GACC	Congressional Place	2,374,928	744,292	1,630,636	09/30/16	95.0%	2,375,584	817,166	1,558,418	217,737	1,340,681	1.51	1.30	9.5%	8.2%
23	GACC	Trabuco Hills	1,562,408	373,379	1,189,029	09/30/16	90.7%	1,647,369	420,802	1,226,567	62,284	1,164,283	1.28	1.22	8.0%	7.6%
24	GACC	Creekview & Country Village Apartments	2,530,003	1,215,405	1,314,597	10/31/16	94.1%	2,533,203	1,308,784	1,224,419	94,664	1,129,755	1.41	1.30	9.4%	8.7%
24.01	GACC	Creekview Apartments	1,296,749	609,006	687,742	10/31/16	93.7%	1,296,749	652,262	644,487	47,123	597,364
24.02	GACC	Country Village Apartments	1,233,254	606,399	626,855	10/31/16	94.5%	1,236,454	656,522	579,932	47,541	532,391
25	JPMCB	Dick’s Sporting Goods Portfolio	5,228,705	1,918,885	3,309,820	12/31/16	95.0%	4,784,906	1,854,800	2,930,105	300,874	2,629,231	1.56	1.40	9.5%	8.5%
25.01	JPMCB	Dick’s Keene	958,174	184,897	773,277	12/31/16	95.0%	829,418	119,147	710,271	50,018	660,253
25.02	JPMCB	Dick’s Concord	917,947	260,639	657,308	12/31/16	95.0%	798,471	231,430	567,041	56,500	510,541
25.03	JPMCB	Dick’s Wichita	702,203	93,857	608,345	12/31/16	95.0%	671,483	113,998	557,485	53,658	503,827
25.04	JPMCB	Dick’s Bloomingdale	1,449,360	884,121	565,240	12/31/16	95.0%	1,409,875	941,876	467,999	55,000	412,999
25.05	JPMCB	Dick’s Fort Wayne	826,806	390,661	436,145	12/31/16	95.0%	786,144	409,898	376,246	63,000	313,246
25.06	JPMCB	PetSmart Concord	374,215	104,710	269,505	12/31/16	95.0%	289,515	38,450	251,064	22,698	228,366
26	GACC	Plaza Ashland	3,583,764	1,542,420	2,041,344	09/30/16	58.2%	3,402,886	1,649,860	1,753,026	136,115	1,616,911	2.17	2.00	13.9%	12.9%
27	GACC	Cleveland Towne Center	2,310,831	479,493	1,831,338	10/31/16	93.0%	2,259,732	533,116	1,726,616	75,284	1,651,332	2.16	2.07	14.1%	13.4%
28	GACC	Courtyard Marriott Richland	4,762,496	3,149,805	1,612,691	10/31/16	69.8%	4,762,674	3,158,043	1,604,631	190,507	1,414,124	2.03	1.79	13.4%	11.8%
29	GACC	Grossmont Medical Center	1,730,081	919,597	810,484	09/30/16	92.4%	2,329,781	960,218	1,369,563	94,909	1,274,654	1.97	1.83	11.9%	11.1%
30	JPMCB	Horizon Village	1,447,589	288,411	1,159,178	12/31/16	95.0%	1,511,730	402,231	1,109,499	115,411	994,088	1.59	1.42	11.2%	10.0%
31	JPMCB	WoodSpring Suites Orlando Portfolio	3,241,106	1,863,552	1,377,554	12/31/16	87.7%	3,232,628	1,858,056	1,374,572	0	1,374,572	2.19	2.19	16.1%	16.1%
31.01	JPMCB	Value Place Clermont	1,755,108	959,624	795,484	12/31/16	87.2%	1,750,531	955,987	794,544	0	794,544
31.02	JPMCB	Value Place Clarcona	1,485,998	903,928	582,070	12/31/16	88.3%	1,482,097	902,070	580,028	0	580,028
32	JPMCB	Hampton Inn & Suites - Pensacola	2,744,877	1,751,983	992,894	12/31/16	81.2%	2,737,467	1,775,198	962,269	0	962,269	1.99	1.99	12.8%	12.8%
33	GACC	Shopko Billings					95.0%	762,027	22,861	739,167	0	739,167	1.55	1.55	11.1%	11.1%
34	JPMCB	Continental Plaza	1,702,071	661,114	1,040,957	12/31/16	90.0%	1,642,718	764,125	878,594	148,776	729,818	2.19	1.82	13.8%	11.4%
35	GACC	Crossroads Village Apartments	1,235,643	719,840	515,802	10/31/16	95.0%	1,240,138	701,127	539,010	60,800	478,210	1.67	1.48	11.3%	10.0%

A-1-5

ANNEX A-1

							UPFRONT ESCROW(17)

				Ground Lease	Ground Lease		Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other
Loan #	Seller(1)	Property Name	Title Type(16)	Expiration	Extension Terms	PML %	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
1	GACC	229 West 43rd Street Retail Condo	Fee				0	23,000	0	14,492,159	651,564	18,983	0	11,110,080
2	GACC	350 Park Avenue	Fee				0	0	0	1,829,270	0	0	0	1,413,328
3	GACC	Prudential Plaza	Fee				2,525,657	0	0	21,489,422	1,134,682	248,278	0	47,911,435
4	JPMCB	Hilton Hawaiian Village	Fee/Leasehold	07/31/35	None		0	0	0	0	0	0	0	0
5	GACC	Key Center Cleveland	Fee/Leasehold	12/31/59	One, 34-year option		18,271,556	64,625	0	24,069,759	1,540,363	55,406	0	11,819,140
6	GACC	Gateway I & II	Fee				0	0	0	601,000	13,361	0	0	4,483,333
7	JPMCB	Landmark Square	Fee/Leasehold	02/28/82	Year to year		0	0	0	0	1,325,844	0	0	0
8	JPMCB	Dallas Design District	Fee/Leasehold	12/20/51	None		374,106	123,125	0	3,278,052	316,270	200,000	0	2,032,511
9	JPMCB	Moffett Gateway	Fee			15%	0	0	0	0	180,864	0	0	86,961,915
10	GACC	Uovo Art Storage	Fee				0	0	0	0	29,711	0	0	71,500
11	GACC	AHIP FL 5 Portfolio	Fee				0	0	0	0	48,027	0	0	7,874,700
11.01	GACC	Holiday Inn Express Ft Myers East	Fee
11.02	GACC	Staybridge Suites Tampa East Brandon	Fee
11.03	GACC	Holiday Inn Express Sarasota I-75	Fee
11.04	GACC	Fairfield Inn & Suites Orlando Ocoee	Fee
11.05	GACC	Courtyard Tampa North I-75 Fletcher	Fee
12	GACC	580 Walnut Street	Fee				0	0	0	2,330,975	85,098	41,113	0	0
13	JPMCB	Delamar Greenwich Harbor	Fee				31,450	0	0	0	120,303	0	0	0
14	JPMCB	Summit Mall	Fee				0	0	0	0	0	0	0	0
15	GACC	Park Center Plaza I, II & III	Fee				0	6,250	0	3,100,000	88,877	4,493	0	0
16	GACC	Summit Place Wisconsin	Fee/Leasehold				0	25,000	0	157,156	1,278,158	137,734	0	0
17	JPMCB	Shopko Oregon Portfolio	Fee			Various	0	0	0	0	0	0	0	0
17.01	JPMCB	Shopko Salem	Fee			8%
17.02	JPMCB	Shopko Bend	Fee
17.03	JPMCB	Shopko Eugene	Fee			7%
18	JPMCB	Providence at Memorial	Fee				6,688	0	0	0	156,326	0	0	0
19	GACC	Holiday Inn Miami Beach	Fee				0	107,000	0	0	193,179	0	0	3,795,000
20	JPMCB	Jevan Multifamily Portfolio	Fee				422,000	28,190	0	0	0	0	0	1,636,834
20.01	JPMCB	Vida	Fee
20.02	JPMCB	Amor	Fee
20.03	JPMCB	Feliz	Fee
21	GACC	Cupertino Civic Center	Fee			12%	0	10,625	0	200,000	119,728	0	0	0
22	GACC	Congressional Place	Fee			15%	0	0	0	75,543	0	0	0	0
23	GACC	Trabuco Hills	Fee			9%	0	133,848	0	100,000	52,673	0	0	375,000
24	GACC	Creekview & Country Village Apartments	Fee				0	27,875	0	0	20,334	0	0	0
24.01	GACC	Creekview Apartments	Fee
24.02	GACC	Country Village Apartments	Fee
25	JPMCB	Dick’s Sporting Goods Portfolio	Fee/Leasehold				1,696	0	0	22,028	22,218	0	0	0
25.01	JPMCB	Dick’s Keene	Fee
25.02	JPMCB	Dick’s Concord	Fee
25.03	JPMCB	Dick’s Wichita	Fee
25.04	JPMCB	Dick’s Bloomingdale	Leasehold	01/31/27	Four, five-year options
25.05	JPMCB	Dick’s Fort Wayne	Leasehold	01/31/50	One, five-year option
25.06	JPMCB	PetSmart Concord	Fee
26	GACC	Plaza Ashland	Fee			5%	0	149,577	0	0	13,534	0	74,176	169,000
27	GACC	Cleveland Towne Center	Fee				0	11,875	0	0	64,742	1,578	0	1,277,205
28	GACC	Courtyard Marriott Richland	Leasehold	02/28/58	Two, 15-year options; One, 14-year option		0	375	0	0	17,230	0	0	185,745
29	GACC	Grossmont Medical Center	Leasehold	04/30/59	None	6%	0	0	0	250,000	53,813	0	0	550,565
30	JPMCB	Horizon Village	Fee				1,456	0	0	8,083	39,496	18,453	0	0
31	JPMCB	WoodSpring Suites Orlando Portfolio	Fee				10,490	0	0	0	20,458	0	0	40,108
31.01	JPMCB	Value Place Clermont	Fee
31.02	JPMCB	Value Place Clarcona	Fee
32	JPMCB	Hampton Inn & Suites - Pensacola	Fee				7,503	0	0	0	19,721	11,665	0	0
33	GACC	Shopko Billings	Fee				0	1,750	0	0	0	0	0	0
34	JPMCB	Continental Plaza	Fee				2,159	195,592	0	100,000	45,908	3,057	0	125,072
35	GACC	Crossroads Village Apartments	Fee				0	938	0	0	56,632	0	0	0

A-1-6

ANNEX A-1

			UPFRONT ESCROW(17)	MONTHLY ESCROW(18)

			Other Upfront	Monthly Capex	Monthly Envir.	Monthly TI/LC
Loan #	Seller(1)	Property Name	Description ($)(21)	Reserve ($)	Reserve ($)	Reserve ($)
1	GACC	229 West 43rd Street Retail Condo	Free Rent Reserve: 11,061,751; Bridge Rent Reserve: 48,329	6,211	0	0
2	GACC	350 Park Avenue	Free Rent Reserve	Springing	0	Springing
3	GACC	Prudential Plaza	Future Leasing Reserve: 35,000,000; Rent Abatement Reserve: 12,911,435	47,671	0	0
4	JPMCB	Hilton Hawaiian Village		Springing	0	0
5	GACC	Key Center Cleveland	PIP Reserve: 4,652,415; Marriott FF&E Reserve: 1,991,429; New Lease Letters of Credit: 5,175,296	29,284	0	110,513
6	GACC	Gateway I & II	Modells Free Rent Reserve: 733,333; Modells Holdback Reserve: 3,750,000	1,596	0	11,973
7	JPMCB	Landmark Square		Springing	0	Springing
8	JPMCB	Dallas Design District	Outstanding TI/LC Reserve: 1,693,764; Free Rent Reserve: 320,671; Ground Rent Reserve: 18,076	Springing	0	Springing
9	JPMCB	Moffett Gateway	Outstanding TI/LC Reserve: 49,386,882; Free Rent Reserve: 37,575,033	0	0	0
10	GACC	Uovo Art Storage	New PCO Reserve	2,456	0	0
11	GACC	AHIP FL 5 Portfolio	PIP Reserve	Springing	0	0
11.01	GACC	Holiday Inn Express Ft Myers East
11.02	GACC	Staybridge Suites Tampa East Brandon
11.03	GACC	Holiday Inn Express Sarasota I-75
11.04	GACC	Fairfield Inn & Suites Orlando Ocoee
11.05	GACC	Courtyard Tampa North I-75 Fletcher
12	GACC	580 Walnut Street		5,115	0	20,460
13	JPMCB	Delamar Greenwich Harbor		4% of Gross Revenues	0	0
14	JPMCB	Summit Mall		Springing	0	Springing
15	GACC	Park Center Plaza I, II & III		7,024	0	47,412
16	GACC	Summit Place Wisconsin		8,121	0	51,834
17	JPMCB	Shopko Oregon Portfolio		3,988	0	19,938
17.01	JPMCB	Shopko Salem
17.02	JPMCB	Shopko Bend
17.03	JPMCB	Shopko Eugene
18	JPMCB	Providence at Memorial		6,688	0	0
19	GACC	Holiday Inn Miami Beach	PIP Reserve	4% of Gross Revenues	0	0
20	JPMCB	Jevan Multifamily Portfolio	Capital Improvement Action Plan Reserve	8,792	0	0
20.01	JPMCB	Vida
20.02	JPMCB	Amor
20.03	JPMCB	Feliz
21	GACC	Cupertino Civic Center		1,787	0	15,766
22	GACC	Congressional Place		1,603	0	16,587
23	GACC	Trabuco Hills	Lease Sweep Reserve	830	0	4,361
24	GACC	Creekview & Country Village Apartments		7,886	0	0
24.01	GACC	Creekview Apartments
24.02	GACC	Country Village Apartments
25	JPMCB	Dick’s Sporting Goods Portfolio		1,696	0	22,028
25.01	JPMCB	Dick’s Keene
25.02	JPMCB	Dick’s Concord
25.03	JPMCB	Dick’s Wichita
25.04	JPMCB	Dick’s Bloomingdale
25.05	JPMCB	Dick’s Fort Wayne
25.06	JPMCB	PetSmart Concord
26	GACC	Plaza Ashland	Seasonality Reserve	4% of Gross Revenues	0	0
27	GACC	Cleveland Towne Center	Lease Renewal Reserve	2,547	0	Springing
28	GACC	Courtyard Marriott Richland	Seasonal Working Capital Reserve: 81,000; Payment Reserve: 65,745; Ground Rent Reserve: 39,000	4% of Gross Revenues	0	0
29	GACC	Grossmont Medical Center	Sharp Hospital Reserve: 353,219; Dr. Mani Reserve: 158,345; Ground Rent Reserve: 39,000	1,461	0	8,765.25 through and including 02/06/2020, 11,687 thereafter
30	JPMCB	Horizon Village		1,456	0	8,083
31	JPMCB	WoodSpring Suites Orlando Portfolio	WoodSpring Conversion Reserve	4% of Gross Revenues	0	0
31.01	JPMCB	Value Place Clermont
31.02	JPMCB	Value Place Clarcona
32	JPMCB	Hampton Inn & Suites - Pensacola		4% of Gross Revenues	0	0
33	GACC	Shopko Billings		Springing	0	Springing
34	JPMCB	Continental Plaza	Prepaid Rent Reserve	2,159	0	8,333
35	GACC	Crossroads Village Apartments		5,067	0	0

A-1-7

ANNEX A-1

			MONTHLY ESCROW(18)

			Monthly RE Tax	Monthly Ins.	Monthly Other	Other Monthly
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)(21)	Description ($)(21)
1	GACC	229 West 43rd Street Retail Condo	126,690	Springing	Springing	Lease Sweep Reserve
2	GACC	350 Park Avenue	Springing	Springing	Springing	Ziff Reserve
3	GACC	Prudential Plaza	1,134,682	82,759	236,236	Future Leasing Funds
4	JPMCB	Hilton Hawaiian Village	Springing	Springing	0
5	GACC	Key Center Cleveland	770,181	Springing	5,000	Ground Rent Reserve: 5,000; PIP Reserve: Springing
6	GACC	Gateway I & II	6,680	Springing	Springing	Lease Sweep Reserve
7	JPMCB	Landmark Square	220,974	Springing	0
8	JPMCB	Dallas Design District	316,270	Springing	6,025	Ground Rent Reserve
9	JPMCB	Moffett Gateway	180,864	Springing	0
10	GACC	Uovo Art Storage	14,855	Springing	0
11	GACC	AHIP FL 5 Portfolio	48,027	Springing	Springing	Condominium Assessments Reserve
11.01	GACC	Holiday Inn Express Ft Myers East
11.02	GACC	Staybridge Suites Tampa East Brandon
11.03	GACC	Holiday Inn Express Sarasota I-75
11.04	GACC	Fairfield Inn & Suites Orlando Ocoee
11.05	GACC	Courtyard Tampa North I-75 Fletcher
12	GACC	580 Walnut Street	30,121	Springing	Springing	Common Charges Reserve; Lease Sweep Reserve
13	JPMCB	Delamar Greenwich Harbor	20,640	Springing	0
14	JPMCB	Summit Mall	Springing	Springing	0
15	GACC	Park Center Plaza I, II & III	88,877	4,493	Springing	Lease Sweep Reserve
16	GACC	Summit Place Wisconsin	106,513	8,878	116,325	Brookdale Rollover Deposits: 116,325; Lease Sweep Reserve: Springing; Low Debt Service Cure Reserve: Springing
17	JPMCB	Shopko Oregon Portfolio	Springing	Springing	16,667	Additional Collateral Reserve
17.01	JPMCB	Shopko Salem
17.02	JPMCB	Shopko Bend
17.03	JPMCB	Shopko Eugene
18	JPMCB	Providence at Memorial	39,081	Springing	0
19	GACC	Holiday Inn Miami Beach	38,636	Springing	Springing	PIP Reserve
20	JPMCB	Jevan Multifamily Portfolio	50,778	Springing	0
20.01	JPMCB	Vida
20.02	JPMCB	Amor
20.03	JPMCB	Feliz
21	GACC	Cupertino Civic Center	20,354	Springing	0
22	GACC	Congressional Place	14,242	Springing	Springing	Free Rent Reserve; Lease Sweep Reserve
23	GACC	Trabuco Hills	13,168	Springing	Springing	Lease Sweep Reserve; Free Rent Reserve
24	GACC	Creekview & Country Village Apartments	20,334	Springing	0
24.01	GACC	Creekview Apartments
24.02	GACC	Country Village Apartments
25	JPMCB	Dick’s Sporting Goods Portfolio	11,109	Springing	Springing	Ground Rent Reserve; Condominium Assessments Reserve
25.01	JPMCB	Dick’s Keene
25.02	JPMCB	Dick’s Concord
25.03	JPMCB	Dick’s Wichita
25.04	JPMCB	Dick’s Bloomingdale
25.05	JPMCB	Dick’s Fort Wayne
25.06	JPMCB	PetSmart Concord
26	GACC	Plaza Ashland	6,767	Springing	Springing	Seasonality Reserve
27	GACC	Cleveland Towne Center	16,185	2,425	0
28	GACC	Courtyard Marriott Richland	8,615	Springing	27,000	Seasonality Reserve: 27,000; PIP Reserve: Springing
29	GACC	Grossmont Medical Center	13,453	Springing	Springing	Ground Rent Reserve; Lease Sweep Reserve
30	JPMCB	Horizon Village	13,560	1,419	Springing	Free Rent Reserve
31	JPMCB	WoodSpring Suites Orlando Portfolio	10,229	Springing	Springing	PIP Reserve
31.01	JPMCB	Value Place Clermont
31.02	JPMCB	Value Place Clarcona
32	JPMCB	Hampton Inn & Suites - Pensacola	6,574	2,916	Springing	PIP Reserve
33	GACC	Shopko Billings	Springing	Springing	Springing	Lease Sweep Reserve
34	JPMCB	Continental Plaza	11,962	1,528	0
35	GACC	Crossroads Village Apartments	10,584	Springing	0

A-1-8

ANNEX A-1

RESERVE CAPS(19)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant
1	GACC	229 West 43rd Street Retail Condo								No
2	GACC	350 Park Avenue	228,314		2,283,136				Ziff Reserve: 25,000,000	No
3	GACC	Prudential Plaza							Future Leasing Funds: 10,000,000	No
4	JPMCB	Hilton Hawaiian Village								No
5	GACC	Key Center Cleveland	1,757,065							No
6	GACC	Gateway I & II								No
7	JPMCB	Landmark Square	500,000							No
8	JPMCB	Dallas Design District	372,816		3,278,052					No
9	JPMCB	Moffett Gateway								Yes
10	GACC	Uovo Art Storage								No
11	GACC	AHIP FL 5 Portfolio								No
11.01	GACC	Holiday Inn Express Ft Myers East								No
11.02	GACC	Staybridge Suites Tampa East Brandon								No
11.03	GACC	Holiday Inn Express Sarasota I-75								No
11.04	GACC	Fairfield Inn & Suites Orlando Ocoee								No
11.05	GACC	Courtyard Tampa North I-75 Fletcher								No
12	GACC	580 Walnut Street								No
13	JPMCB	Delamar Greenwich Harbor								No
14	JPMCB	Summit Mall								No
15	GACC	Park Center Plaza I, II & III	337,151		4,250,000					No
16	GACC	Summit Place Wisconsin	292,353		1,866,009					No
17	JPMCB	Shopko Oregon Portfolio								Yes
17.01	JPMCB	Shopko Salem								Yes
17.02	JPMCB	Shopko Bend								Yes
17.03	JPMCB	Shopko Eugene								Yes
18	JPMCB	Providence at Memorial								No
19	GACC	Holiday Inn Miami Beach								No
20	JPMCB	Jevan Multifamily Portfolio								No
20.01	JPMCB	Vida								No
20.02	JPMCB	Amor								No
20.03	JPMCB	Feliz								No
21	GACC	Cupertino Civic Center			350,000					No
22	GACC	Congressional Place	57,704		597,143					No
23	GACC	Trabuco Hills	29,869		156,984					No
24	GACC	Creekview & Country Village Apartments								No
24.01	GACC	Creekview Apartments								No
24.02	GACC	Country Village Apartments								No
25	JPMCB	Dick’s Sporting Goods Portfolio			1,000,000					Yes
25.01	JPMCB	Dick’s Keene								Yes
25.02	JPMCB	Dick’s Concord								Yes
25.03	JPMCB	Dick’s Wichita								Yes
25.04	JPMCB	Dick’s Bloomingdale								Yes
25.05	JPMCB	Dick’s Fort Wayne								Yes
25.06	JPMCB	PetSmart Concord								Yes
26	GACC	Plaza Ashland							315,000	No
27	GACC	Cleveland Towne Center	61,135		300,000					No
28	GACC	Courtyard Marriott Richland							Seasonality Reserve: 81,000	No
29	GACC	Grossmont Medical Center			450,000					No
30	JPMCB	Horizon Village			485,005					No
31	JPMCB	WoodSpring Suites Orlando Portfolio								No
31.01	JPMCB	Value Place Clermont								No
31.02	JPMCB	Value Place Clarcona								No
32	JPMCB	Hampton Inn & Suites - Pensacola								No
33	GACC	Shopko Billings								Yes
34	JPMCB	Continental Plaza								No
35	GACC	Crossroads Village Apartments								No

A-1-9

ANNEX A-1

			LARGEST TENANT (3), (20), (21), (22)			2nd LARGEST TENANT (3), (20), (21), (22)			3rd LARGEST TENANT (3), (20), (21), (22)

					Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration
1	GACC	229 West 43rd Street Retail Condo	Bowlmor Times Square, LLC	77,536	07/31/34	National Geographic	59,137	10/31/32	Gulliver’s Gate	49,000	01/31/31
2	GACC	350 Park Avenue	Ziff Brothers Investments, L.L.C.	287,030	04/30/21	Manufacturers & Traders Trust Company	102,622	03/31/23	Egon-Zehnder International	26,300	05/31/22
3	GACC	Prudential Plaza	Wilson Sporting Goods Co.	87,386	12/31/29	Optiver US LLC	73,779	04/30/23	Clark Hill	71,813	12/31/32
4	JPMCB	Hilton Hawaiian Village
5	GACC	Key Center Cleveland	Keybank National Association	477,781	06/30/30	Squire Patton Boggs	150,890	04/30/22	Forest City	147,795	03/31/33
6	GACC	Gateway I & II	NYSARC	37,284	10/31/29	Modells	16,363	12/31/26	Sinergia	15,087	11/30/24
7	JPMCB	Landmark Square	Cummings & Lockwood	55,643	04/30/26	B and E Theaters LLC	50,247	05/31/21	Finn Dixon & Herling	26,385	12/31/32
8	JPMCB	Dallas Design District	Regulus Group LLC	44,345	03/31/17	Walter Lee Culp Associates, Inc.	30,650	10/31/28	David Sutherland, Inc.	29,937	05/31/23
9	JPMCB	Moffett Gateway	Google	612,691	03/31/27
10	GACC	Uovo Art Storage
11	GACC	AHIP FL 5 Portfolio
11.01	GACC	Holiday Inn Express Ft Myers East
11.02	GACC	Staybridge Suites Tampa East Brandon
11.03	GACC	Holiday Inn Express Sarasota I-75
11.04	GACC	Fairfield Inn & Suites Orlando Ocoee
11.05	GACC	Courtyard Tampa North I-75 Fletcher
12	GACC	580 Walnut Street	Fifth Third Bank	198,116	12/31/25	Prime 47 Cincinnati LLC	8,724	07/31/26	Starbucks	5,607	12/31/21
13	JPMCB	Delamar Greenwich Harbor
14	JPMCB	Summit Mall	Macy’s	195,776	10/24/20	Goodyear	11,732	06/30/31	Gap	9,532	01/31/18
15	GACC	Park Center Plaza I, II & III	GSA	58,821	11/30/19	CBIZ, Inc.	50,531	02/28/22	Travelers Indemnity Company	50,407	12/31/19
16	GACC	Summit Place Wisconsin	Brookdale Senior Living	185,399	04/30/24	Children’s Hospital and Health System, Inc.	132,362	07/31/26	SaintA	47,512	02/28/18
17	JPMCB	Shopko Oregon Portfolio
17.01	JPMCB	Shopko Salem	Shopko	117,326	01/31/27
17.02	JPMCB	Shopko Bend	Shopko	100,840	01/31/27
17.03	JPMCB	Shopko Eugene	Shopko	100,840	01/31/27
18	JPMCB	Providence at Memorial
19	GACC	Holiday Inn Miami Beach
20	JPMCB	Jevan Multifamily Portfolio
20.01	JPMCB	Vida
20.02	JPMCB	Amor
20.03	JPMCB	Feliz
21	GACC	Cupertino Civic Center	Cognex	5,850	09/30/18	Silicon Mitus Technology	4,627	07/31/19	AAC Technologies	3,378	11/30/18
22	GACC	Congressional Place	Morgan Stanley	18,547	12/31/23	Wells Fargo	11,140	07/31/20	Beachside Realtors	6,127	05/31/19
23	GACC	Trabuco Hills	Party City	12,500	01/31/18	Petco Supplies & Fish	12,245	01/31/24	AAA The Auto Club	5,955	11/30/21
24	GACC	Creekview & Country Village Apartments
24.01	GACC	Creekview Apartments
24.02	GACC	Country Village Apartments
25	JPMCB	Dick’s Sporting Goods Portfolio
25.01	JPMCB	Dick’s Keene	Dick’s Sporting Goods	45,471	10/31/20
25.02	JPMCB	Dick’s Concord	Dick’s Sporting Goods	50,000	01/31/21
25.03	JPMCB	Dick’s Wichita	Dick’s Sporting Goods	48,780	03/31/23
25.04	JPMCB	Dick’s Bloomingdale	Dick’s Sporting Goods	50,000	01/31/22
25.05	JPMCB	Dick’s Fort Wayne	Dick’s Sporting Goods	50,000	08/31/24
25.06	JPMCB	PetSmart Concord	PetSmart	20,087	05/31/26
26	GACC	Plaza Ashland
27	GACC	Cleveland Towne Center	Ross Dress for Less	24,956	01/31/19	Bed Bath & Beyond	23,400	01/31/19	Michaels	21,275	06/30/18
28	GACC	Courtyard Marriott Richland
29	GACC	Grossmont Medical Center	Sharp Hospital	7,020	07/31/22	Borrego Community Health Foundation	5,641	05/31/22	Paul E. Dato, M.D., Inc	5,310	03/14/19
30	JPMCB	Horizon Village	Movie Tavern	47,955	04/30/22	You Fit Health Club	11,100	09/30/23	Performance Tire and Auto, Inc.	6,587	08/31/26
31	JPMCB	WoodSpring Suites Orlando Portfolio
31.01	JPMCB	Value Place Clermont
31.02	JPMCB	Value Place Clarcona
32	JPMCB	Hampton Inn & Suites - Pensacola
33	GACC	Shopko Billings	Shopko	100,800	12/21/36
34	JPMCB	Continental Plaza	Gestamp NA Inc.	50,601	01/31/24	Gold Star Law, PC	9,956	12/31/18	Ellis Porter PLC	4,237	11/30/17
35	GACC	Crossroads Village Apartments

A-1-10

ANNEX A-1

			4th LARGEST TENANT (3), (20), (21), (22)			5th LARGEST TENANT (3), (20), (21), (22)

					Lease			Lease	Loan
Loan #	Seller(1)	Property Name	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose
1	GACC	229 West 43rd Street Retail Condo	Guitar Center Stores, Inc.	28,119	01/31/29	Guy’s American Kitchen	15,670	11/30/32	Refinance
2	GACC	350 Park Avenue	CITCO (USA) Holdings Inc.	22,864	06/30/28	MFA Financial Inc	21,014	06/30/20	Refinance
3	GACC	Prudential Plaza	Leydig, Voit & Mayer, Ltd.	66,783	09/30/25	CBS Radio Holdings Corp.	63,453	04/30/28	Refinance
4	JPMCB	Hilton Hawaiian Village							Refinance
5	GACC	Key Center Cleveland	Thompson Hine LLP	125,120	09/30/29	Baker Hostetler LLP	115,615	10/31/31	Acquisition
6	GACC	Gateway I & II	Duane Reade	8,601	10/31/26	Day Care Council NY	7,580	12/31/20	Refinance
7	JPMCB	Landmark Square	Morgan Stanley Smith Barney	23,062	11/30/20	Blaire Corp.	21,840	06/30/25	Refinance
8	JPMCB	Dallas Design District	Interior Design Collections, Ltd.	24,651	06/30/26	E.C. Dicken, Inc.	23,083	05/31/20	Refinance
9	JPMCB	Moffett Gateway							Refinance
10	GACC	Uovo Art Storage							Refinance
11	GACC	AHIP FL 5 Portfolio							Acquisition
11.01	GACC	Holiday Inn Express Ft Myers East
11.02	GACC	Staybridge Suites Tampa East Brandon
11.03	GACC	Holiday Inn Express Sarasota I-75
11.04	GACC	Fairfield Inn & Suites Orlando Ocoee
11.05	GACC	Courtyard Tampa North I-75 Fletcher
12	GACC	580 Walnut Street	PI Cincinnati LLC	3,843	01/31/25	Sushi Cafe World of Cincinnati	3,621	01/31/20	Refinance
13	JPMCB	Delamar Greenwich Harbor							Refinance
14	JPMCB	Summit Mall	Express	8,500	01/31/21	Versona Accessories	8,000	01/31/24	Refinance
15	GACC	Park Center Plaza I, II & III	Life Line Screening of America, LTD.	28,297	02/28/19	Regus	26,690	12/31/22	Acquisition
16	GACC	Summit Place Wisconsin	Association of Equipment Manufacturers	28,677	03/31/20	Toshiba International Corporation	26,716	12/31/22	Refinance
17	JPMCB	Shopko Oregon Portfolio							Refinance
17.01	JPMCB	Shopko Salem
17.02	JPMCB	Shopko Bend
17.03	JPMCB	Shopko Eugene
18	JPMCB	Providence at Memorial							Refinance
19	GACC	Holiday Inn Miami Beach							Refinance
20	JPMCB	Jevan Multifamily Portfolio							Acquisition
20.01	JPMCB	Vida
20.02	JPMCB	Amor
20.03	JPMCB	Feliz
21	GACC	Cupertino Civic Center	Shashi Group	2,350	06/30/19	Golden Arrow Printing	1,860	12/31/17	Acquisition
22	GACC	Congressional Place	Law Offices of Wayne Singer	5,727	02/28/18	Diversified Securities Inc.	5,259	04/30/20	Acquisition
23	GACC	Trabuco Hills	Rock N’ Road	5,100	12/31/21	Schools First Credit Union	2,500	11/30/21	Refinance
24	GACC	Creekview & Country Village Apartments							Refinance
24.01	GACC	Creekview Apartments
24.02	GACC	Country Village Apartments
25	JPMCB	Dick’s Sporting Goods Portfolio							Refinance
25.01	JPMCB	Dick’s Keene
25.02	JPMCB	Dick’s Concord
25.03	JPMCB	Dick’s Wichita
25.04	JPMCB	Dick’s Bloomingdale
25.05	JPMCB	Dick’s Fort Wayne
25.06	JPMCB	PetSmart Concord
26	GACC	Plaza Ashland							Refinance
27	GACC	Cleveland Towne Center	Electronic Express	20,421	01/31/22	Books-A-Million	15,516	05/31/19	Acquisition
28	GACC	Courtyard Marriott Richland							Refinance
29	GACC	Grossmont Medical Center	Mearl A Naponic	4,475	11/30/18	Sherev Heart and Vascular Clinic	4,227	06/30/23	Refinance
30	JPMCB	Horizon Village	Anatolia Café & Hookah Lounge	6,300	10/31/18	Crossroads Treatment Center	3,700	03/31/21	Refinance
31	JPMCB	WoodSpring Suites Orlando Portfolio							Refinance
31.01	JPMCB	Value Place Clermont
31.02	JPMCB	Value Place Clarcona
32	JPMCB	Hampton Inn & Suites - Pensacola							Refinance
33	GACC	Shopko Billings							Recapitalization
34	JPMCB	Continental Plaza	Edscha Automotive MI	4,224	01/31/24	Lebenbom & Rothman, PC	3,392	09/30/18	Acquisition
35	GACC	Crossroads Village Apartments							Refinance

A-1-11

ANNEX A-1

				Lockbox	Lockbox
Loan #	Seller(1)	Property Name	Principal / Carveout Guarantor(23)	(Y/N)	Type(24)
1	GACC	229 West 43rd Street Retail Condo	Jared Kushner	Yes	Hard
2	GACC	350 Park Avenue	Vornado Realty Trust	Yes	Hard
3	GACC	Prudential Plaza	Michael Silberberg, Mark Karasick	Yes	Hard
4	JPMCB	Hilton Hawaiian Village	Park Intermediate Holdings LLC	Yes	Hard
5	GACC	Key Center Cleveland	Frank T. Sinito, Malisse J. Sinito	Yes	Hard
6	GACC	Gateway I & II	Joseph J. Sitt	Yes	Hard
7	JPMCB	Landmark Square	SL Green Operating Partnership, L.P.	Yes	Hard
8	JPMCB	Dallas Design District	Donald Engle, William L. Hutchinson	Yes	Hard
9	JPMCB	Moffett Gateway	Joseph K. Paul, Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, Paul Guarantor LLC	Yes	Hard
10	GACC	Uovo Art Storage	Steven J. Guttman	Yes	Springing
11	GACC	AHIP FL 5 Portfolio	American Hotel Income Properties REIT Inc.	Yes	Hard
11.01	GACC	Holiday Inn Express Ft Myers East
11.02	GACC	Staybridge Suites Tampa East Brandon
11.03	GACC	Holiday Inn Express Sarasota I-75
11.04	GACC	Fairfield Inn & Suites Orlando Ocoee
11.05	GACC	Courtyard Tampa North I-75 Fletcher
12	GACC	580 Walnut Street	Anthony W. Birkla, David B. Anderson	Yes	Hard
13	JPMCB	Delamar Greenwich Harbor	Charles Mallory, James Cabrera	Yes	Hard
14	JPMCB	Summit Mall	Simon Property Group, L.P.	Yes	Hard
15	GACC	Park Center Plaza I, II & III	Brad Coven, Joseph Greenberg	Yes	Hard
16	GACC	Summit Place Wisconsin	Richard G. Carlson, The Richard G. Carlson 1990 Revocable Trust, The Sandra K. Carlson 1990 Revocable Trust, The Brett A. Carlson 2016 Revocable Trust, The Stephanie A. Janssen 2016 Revocable Trust	Yes	Hard
17	JPMCB	Shopko Oregon Portfolio	Gordon D. Sondland, James A. Parsons, Gary S. Gilbert	Yes	Hard
17.01	JPMCB	Shopko Salem
17.02	JPMCB	Shopko Bend
17.03	JPMCB	Shopko Eugene
18	JPMCB	Providence at Memorial	Swapnil Agarwal	Yes	Springing
19	GACC	Holiday Inn Miami Beach	Charles Neiss	Yes	Springing
20	JPMCB	Jevan Multifamily Portfolio	David Fisher, Joshua Ungerecht, Warren Thomas	Yes	Springing
20.01	JPMCB	Vida
20.02	JPMCB	Amor
20.03	JPMCB	Feliz
21	GACC	Cupertino Civic Center	Cupertino Partners VI	Yes	Hard
22	GACC	Congressional Place	National Credit Tenant Investments, LLC	Yes	Springing
23	GACC	Trabuco Hills	National Credit Tenant Investments, LLC, Matthew Jung-Yu Chou	Yes	Springing
24	GACC	Creekview & Country Village Apartments	Bruce Woodward, James McCabe	Yes	Soft
24.01	GACC	Creekview Apartments
24.02	GACC	Country Village Apartments
25	JPMCB	Dick’s Sporting Goods Portfolio	NRFC NNN Holdings, LLC	Yes	Hard
25.01	JPMCB	Dick’s Keene
25.02	JPMCB	Dick’s Concord
25.03	JPMCB	Dick’s Wichita
25.04	JPMCB	Dick’s Bloomingdale
25.05	JPMCB	Dick’s Fort Wayne
25.06	JPMCB	PetSmart Concord
26	GACC	Plaza Ashland	William J. Lawson	Yes	Hard
27	GACC	Cleveland Towne Center	James Carr, Armando Codina, K. Lawrence Gragg, Blake R. Berg, Mark C. Ibanez	Yes	Springing
28	GACC	Courtyard Marriott Richland	William J. Lawson	Yes	Hard
29	GACC	Grossmont Medical Center	Mark Hamermesh, Gary Grabel	Yes	Hard
30	JPMCB	Horizon Village	Jacob Khotoveli	Yes	Springing
31	JPMCB	WoodSpring Suites Orlando Portfolio	Philip A. Cox, Tracy Fleenor	Yes	Hard
31.01	JPMCB	Value Place Clermont
31.02	JPMCB	Value Place Clarcona
32	JPMCB	Hampton Inn & Suites - Pensacola	Sumant Patel, Nareshkumar Narsinhbhai, Jatin Bhakta, Bipinchandra K. Bhakta	Yes	Springing
33	GACC	Shopko Billings	Wen-Hui Chiang, Philip Chau-Siang Lee, Stephen C. Lee, Diana Loria	Yes	Hard
34	JPMCB	Continental Plaza	Leland D. Blatt, Cheryl A. Bradshaw, John A. Blatt	Yes	Springing
35	GACC	Crossroads Village Apartments	Jeff A. Gardner	Yes	Springing

A-1-12

ANNEX A-1

				Pari Passu Debt					Additional Debt(24)
			Cash Management(24)		Pari Passu	Pari Passu	Pari Passu	Total Cut-off				Additional
				Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari	Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt
Loan #	Seller(1)	Property Name		(Y/N)(25)	(Y/N)	Cut-Off Balance	Cut-Off Balance	Passu Debt	Permitted (Y/N)	Exist (Y/N)(26)	Debt Type(s)	Date Balance	Interest Rate
1	GACC	229 West 43rd Street Retail Condo	In Place	Yes	No	80,000,000	205,000,000	285,000,000	No	Yes	Mezzanine Loan	85,000,000	7.92001
2	GACC	350 Park Avenue	Springing	Yes	No	66,667,200	229,320,800	295,988,000	No	Yes	Subordinate Debt	104,012,000	3.91513
3	GACC	Prudential Plaza	In Place	Yes	No	65,000,000	350,000,000	415,000,000	Yes	No	Permitted Mezzanine	NAP	NAP
4	JPMCB	Hilton Hawaiian Village	Springing	Yes	No	62,250,000	634,350,000	696,600,000	No	Yes	Subordinate Debt	578,400,000	4.19950
5	GACC	Key Center Cleveland	In Place	Yes	No	60,000,000	160,000,000	220,000,000	No	Yes	Mezzanine Loan	42,500,000	12.75000
6	GACC	Gateway I & II	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
7	JPMCB	Landmark Square	Springing	Yes	No	49,000,000	51,000,000	100,000,000	Yes	No	Permitted Mezzanine	NAP	NAP
8	JPMCB	Dallas Design District	In Place	Yes	No	45,000,000	75,000,000	120,000,000	No	No	NAP	NAP	NAP
9	JPMCB	Moffett Gateway	In Place	Yes	No	40,000,000	203,000,000	243,000,000	No	Yes	B-Note (102,000,000)/Mezzanine Loan (50,000,000)	152,000,000	5.44408
10	GACC	Uovo Art Storage	Springing	Yes	No	36,943,588	49,923,767	86,867,355	No	No	NAP	NAP	NAP
11	GACC	AHIP FL 5 Portfolio	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
11.01	GACC	Holiday Inn Express Ft Myers East
11.02	GACC	Staybridge Suites Tampa East Brandon
11.03	GACC	Holiday Inn Express Sarasota I-75
11.04	GACC	Fairfield Inn & Suites Orlando Ocoee
11.05	GACC	Courtyard Tampa North I-75 Fletcher
12	GACC	580 Walnut Street	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
13	JPMCB	Delamar Greenwich Harbor	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
14	JPMCB	Summit Mall	Springing	Yes	No	35,000,000	50,000,000	85,000,000	No	No	NAP	NAP	NAP
15	GACC	Park Center Plaza I, II & III	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
16	GACC	Summit Place Wisconsin	Springing	Yes	No	32,000,000	40,000,000	72,000,000	No	No	NAP	NAP	NAP
17	JPMCB	Shopko Oregon Portfolio	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
17.01	JPMCB	Shopko Salem
17.02	JPMCB	Shopko Bend
17.03	JPMCB	Shopko Eugene
18	JPMCB	Providence at Memorial	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
19	GACC	Holiday Inn Miami Beach	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
20	JPMCB	Jevan Multifamily Portfolio	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
20.01	JPMCB	Vida
20.02	JPMCB	Amor
20.03	JPMCB	Feliz
21	GACC	Cupertino Civic Center	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
22	GACC	Congressional Place	Springing	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
23	GACC	Trabuco Hills	Springing	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
24	GACC	Creekview & Country Village Apartments	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
24.01	GACC	Creekview Apartments
24.02	GACC	Country Village Apartments
25	JPMCB	Dick’s Sporting Goods Portfolio	Springing	Yes	No	12,930,513	17,903,787	30,834,300	No	No	NAP	NAP	NAP
25.01	JPMCB	Dick’s Keene
25.02	JPMCB	Dick’s Concord
25.03	JPMCB	Dick’s Wichita
25.04	JPMCB	Dick’s Bloomingdale
25.05	JPMCB	Dick’s Fort Wayne
25.06	JPMCB	PetSmart Concord
26	GACC	Plaza Ashland	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
27	GACC	Cleveland Towne Center	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
28	GACC	Courtyard Marriott Richland	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
29	GACC	Grossmont Medical Center	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
30	JPMCB	Horizon Village	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
31	JPMCB	WoodSpring Suites Orlando Portfolio	In Place	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
31.01	JPMCB	Value Place Clermont
31.02	JPMCB	Value Place Clarcona
32	JPMCB	Hampton Inn & Suites - Pensacola	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
33	GACC	Shopko Billings	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
34	JPMCB	Continental Plaza	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
35	GACC	Crossroads Village Apartments	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP

A-1-13

ANNEX A-1

			Total Debt				HOTEL OPERATING STATISTICS
				Total Debt		Total Debt
			Total Debt	UW NCF	Total Debt	UW NOI	2013	2013	2013	2014	2014	2014	2015	2015	2015
Loan #	Seller(1)	Property Name	Cut-off Balance	DSCR	Current LTV %	Debt Yield %	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)
1	GACC	229 West 43rd Street Retail Condo	370,000,000	1.10	78.7%	5.8%
2	GACC	350 Park Avenue	400,000,000	2.21	56.3%	8.9%
3	GACC	Prudential Plaza	415,000,000	1.33	59.3%	9.1%
4	JPMCB	Hilton Hawaiian Village	1,275,000,000	2.44	57.2%	10.4%	89.9%	247.48	222.57	90.7%	259.85	235.77	94.4%	240.62	227.20
5	GACC	Key Center Cleveland	262,500,000	1.17	72.5%	10.3%
6	GACC	Gateway I & II	NAP	NAP	NAP	NAP
7	JPMCB	Landmark Square	100,000,000	2.19	56.9%	12.0%
8	JPMCB	Dallas Design District	120,000,000	1.28	62.1%	9.4%
9	JPMCB	Moffett Gateway	395,000,000	1.22	75.2%	7.3%
10	GACC	Uovo Art Storage	86,867,355	1.55	52.6%	9.8%
11	GACC	AHIP FL 5 Portfolio	NAP	NAP	NAP	NAP				69.3%	101.87	70.48	74.3%	112.44	83.28
11.01	GACC	Holiday Inn Express Ft Myers East		NAP	NAP	NAP				66.3%	100.69	66.76	73.3%	112.45	82.43
11.02	GACC	Staybridge Suites Tampa East Brandon		NAP	NAP	NAP				69.7%	96.64	67.36	74.6%	105.20	78.48
11.03	GACC	Holiday Inn Express Sarasota I-75		NAP	NAP	NAP				67.4%	109.59	73.86	68.2%	125.18	85.37
11.04	GACC	Fairfield Inn & Suites Orlando Ocoee		NAP	NAP	NAP				78.1%	97.85	76.42	82.5%	108.59	89.58
11.05	GACC	Courtyard Tampa North I-75 Fletcher		NAP	NAP	NAP				66.5%	104.29	69.35	74.6%	109.30	81.54
12	GACC	580 Walnut Street	NAP	NAP	NAP	NAP
13	JPMCB	Delamar Greenwich Harbor	NAP	NAP	NAP	NAP	67.1%	308.83	207.26	70.6%	310.16	218.84	71.1%	313.20	222.57
14	JPMCB	Summit Mall	85,000,000	4.50	41.5%	15.8%
15	GACC	Park Center Plaza I, II & III	NAP	NAP	NAP	NAP
16	GACC	Summit Place Wisconsin	72,000,000	1.37	72.7%	9.7%
17	JPMCB	Shopko Oregon Portfolio	NAP	NAP	NAP	NAP
17.01	JPMCB	Shopko Salem		NAP	NAP	NAP
17.02	JPMCB	Shopko Bend		NAP	NAP	NAP
17.03	JPMCB	Shopko Eugene		NAP	NAP	NAP
18	JPMCB	Providence at Memorial	NAP	NAP	NAP	NAP
19	GACC	Holiday Inn Miami Beach	NAP	NAP	NAP	NAP	83.1%	168.93	140.41	83.6%	171.88	143.65	84.4%	170.45	143.90
20	JPMCB	Jevan Multifamily Portfolio	NAP	NAP	NAP	NAP
20.01	JPMCB	Vida		NAP	NAP	NAP
20.02	JPMCB	Amor		NAP	NAP	NAP
20.03	JPMCB	Feliz		NAP	NAP	NAP
21	GACC	Cupertino Civic Center	NAP	NAP	NAP	NAP
22	GACC	Congressional Place	NAP	NAP	NAP	NAP
23	GACC	Trabuco Hills	NAP	NAP	NAP	NAP
24	GACC	Creekview & Country Village Apartments	NAP	NAP	NAP	NAP
24.01	GACC	Creekview Apartments		NAP	NAP	NAP
24.02	GACC	Country Village Apartments		NAP	NAP	NAP
25	JPMCB	Dick’s Sporting Goods Portfolio	30,834,300	1.40	70.5%	9.5%
25.01	JPMCB	Dick’s Keene		1.40	70.5%	9.5%
25.02	JPMCB	Dick’s Concord		1.40	70.5%	9.5%
25.03	JPMCB	Dick’s Wichita		1.40	70.5%	9.5%
25.04	JPMCB	Dick’s Bloomingdale		1.40	70.5%	9.5%
25.05	JPMCB	Dick’s Fort Wayne		1.40	70.5%	9.5%
25.06	JPMCB	PetSmart Concord		1.40	70.5%	9.5%
26	GACC	Plaza Ashland	NAP	NAP	NAP	NAP	54.5%	169.56	92.42	52.1%	176.31	91.79	59.6%	171.69	102.29
27	GACC	Cleveland Towne Center	NAP	NAP	NAP	NAP
28	GACC	Courtyard Marriott Richland	NAP	NAP	NAP	NAP	74.6%	126.37	94.22	77.5%	126.31	97.91	74.1%	129.47	95.90
29	GACC	Grossmont Medical Center	NAP	NAP	NAP	NAP
30	JPMCB	Horizon Village	NAP	NAP	NAP	NAP
31	JPMCB	WoodSpring Suites Orlando Portfolio	NAP	NAP	NAP	NAP	88.4%	28.66	25.34	87.7%	31.50	27.63	91.2%	35.13	32.04
31.01	JPMCB	Value Place Clermont		NAP	NAP	NAP	88.9%	28.61	25.43	86.0%	31.91	27.46	90.7%	35.89	32.56
31.02	JPMCB	Value Place Clarcona		NAP	NAP	NAP	87.8%	28.73	25.24	89.7%	31.04	27.83	91.7%	34.27	31.43
32	JPMCB	Hampton Inn & Suites - Pensacola	NAP	NAP	NAP	NAP							71.7%	121.06	86.83
33	GACC	Shopko Billings	NAP	NAP	NAP	NAP
34	JPMCB	Continental Plaza	NAP	NAP	NAP	NAP
35	GACC	Crossroads Village Apartments	NAP	NAP	NAP	NAP

A-1-14

ANNEX A-1

			HOTEL OPERATING STATISTICS

			Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	GACC	229 West 43rd Street Retail Condo							1
2	GACC	350 Park Avenue							2
3	GACC	Prudential Plaza							3
4	JPMCB	Hilton Hawaiian Village	94.6%	250.09	236.65	94.6%	250.09	236.65	4
5	GACC	Key Center Cleveland							5
6	GACC	Gateway I & II							6
7	JPMCB	Landmark Square							7
8	JPMCB	Dallas Design District							8
9	JPMCB	Moffett Gateway							9
10	GACC	Uovo Art Storage							10
11	GACC	AHIP FL 5 Portfolio	74.1%	114.72	84.79	72.5%	109.68	79.40	11
11.01	GACC	Holiday Inn Express Ft Myers East	75.0%	114.70	85.97	71.5%	109.29	78.15	11.01
11.02	GACC	Staybridge Suites Tampa East Brandon	74.7%	107.31	80.16	73.0%	103.05	75.23	11.02
11.03	GACC	Holiday Inn Express Sarasota I-75	65.4%	122.96	80.40	67.0%	119.24	79.89	11.03
11.04	GACC	Fairfield Inn & Suites Orlando Ocoee	80.6%	114.76	92.54	80.4%	107.07	86.09	11.04
11.05	GACC	Courtyard Tampa North I-75 Fletcher	76.3%	113.61	86.68	72.5%	109.06	79.04	11.05
12	GACC	580 Walnut Street							12
13	JPMCB	Delamar Greenwich Harbor	72.7%	323.02	234.70	72.7%	323.02	234.70	13
14	JPMCB	Summit Mall							14
15	GACC	Park Center Plaza I, II & III							15
16	GACC	Summit Place Wisconsin							16
17	JPMCB	Shopko Oregon Portfolio							17
17.01	JPMCB	Shopko Salem							17.01
17.02	JPMCB	Shopko Bend							17.02
17.03	JPMCB	Shopko Eugene							17.03
18	JPMCB	Providence at Memorial							18
19	GACC	Holiday Inn Miami Beach	81.5%	160.68	130.94	81.5%	160.68	130.94	19
20	JPMCB	Jevan Multifamily Portfolio							20
20.01	JPMCB	Vida							20.01
20.02	JPMCB	Amor							20.02
20.03	JPMCB	Feliz							20.03
21	GACC	Cupertino Civic Center							21
22	GACC	Congressional Place							22
23	GACC	Trabuco Hills							23
24	GACC	Creekview & Country Village Apartments							24
24.01	GACC	Creekview Apartments							24.01
24.02	GACC	Country Village Apartments							24.02
25	JPMCB	Dick’s Sporting Goods Portfolio							25
25.01	JPMCB	Dick’s Keene							25.01
25.02	JPMCB	Dick’s Concord							25.02
25.03	JPMCB	Dick’s Wichita							25.03
25.04	JPMCB	Dick’s Bloomingdale							25.04
25.05	JPMCB	Dick’s Fort Wayne							25.05
25.06	JPMCB	PetSmart Concord							25.06
26	GACC	Plaza Ashland	63.0%	166.59	104.95	58.2%	171.53	99.85	26
27	GACC	Cleveland Towne Center							27
28	GACC	Courtyard Marriott Richland	69.8%	133.51	93.26	69.8%	133.52	93.26	28
29	GACC	Grossmont Medical Center							29
30	JPMCB	Horizon Village							30
31	JPMCB	WoodSpring Suites Orlando Portfolio	87.7%	42.77	37.51	87.7%	42.77	37.51	31
31.01	JPMCB	Value Place Clermont	87.2%	43.39	37.83	87.2%	43.39	37.83	31.01
31.02	JPMCB	Value Place Clarcona	88.3%	42.08	37.15	88.3%	42.08	37.15	31.02
32	JPMCB	Hampton Inn & Suites - Pensacola	81.2%	121.70	98.80	81.2%	121.70	98.80	32
33	GACC	Shopko Billings							33
34	JPMCB	Continental Plaza							34
35	GACC	Crossroads Village Apartments							35

A-1-15

JPMDB Commercial Mortgage Securities 2017-C5
Footnotes to Annex A-1

(1)	“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; and “GACC” denotes German American Capital Corporation, as Mortgage Loan Seller.

With respect to Loan No. 2, 350 Park Avenue, the 350 Park Avenue Whole Loan (as defined below) was co-originated by DBNY and Goldman Sachs Mortgage Company.

With the exception of loan No. 3, Prudential Plaza, which was originated by GACC, all of the loans for which GACC is the Mortgage Loan Seller were originated or co-originated by Deutsche Bank AG, New York Branch (“DBNY”).

With respect to Loan No. 4, Hilton Hawaiian Village, the Hilton Hawaiian Village Whole Loan (as defined below) was co-originated by JPMCB, DBNY, Goldman Sachs Mortgage Company, Barclays Bank PLC and Morgan Stanley Bank, N.A.

With respect to Loan No. 5, Key Center Cleveland, the Key Center Cleveland Whole Loan (as defined below) was co-originated by DBNY, Citi Real Estate Funding Inc. and Bank of America, N.A.

(2)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 4, Hilton Hawaiian Village, the mortgaged property includes 14 hotel units and 26 commercial units of a condominium. The remaining units in the condominium consist of six time share units, which are owned by third parties and not part of collateral for the mortgage loan. The borrower controls the related board of directors for the association and is responsible for maintaining the common areas of the condominium.

With respect to Loan No. 5, Key Center Cleveland, Units represents only the office portion of the mortgaged property. Collateral for the mortgage loan also includes a 400-room hotel and 982 space parking garage.

With respect to Loan No. 10, Uovo Art Storage, Units is based on the gross building area of 275,000 square feet between the two buildings. The private storage units total 164,812 square feet and the managed storage units total 162,793 cubic feet.

With respect to Loan No. 11, AHIP FL 5 Portfolio, the mortgaged property identified as Holiday Inn Express Sarasota I-75 is one of four units in a land development condominium and comprises the full parcel of land on which the hotel, parking, and landscaping are located. The related borrower does not control the condominium.

With respect to Loan No. 12, 580 Walnut Street, the mortgaged property consists of the commercial components of a six unit commercial and residential condominium. The residential and commercial components of the condominium each have 50% control over the entire condominium, both with respect to the Board of Directors as well as any voting.

With respect to Loan No. 14, Summit Mall, Macy’s ground leases its premises from the borrower through October 2020 and pays annual ground rent of $146,367.

With respect to Loan No. 25.01, the mortgaged property identified as Dick’s Sporting Goods Portfolio—Dick’s Keene consists of one of 15 total units in a fractured condominium regime (constituting approximately 7.143% of the condominium regime). The borrower does not control the related condominium association; however, no amendment may alter the rights of, or impose greater obligation on, any unit owner without the consent of such unit owner and its mortgagee.

(3)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With respect to Loan No. 1, 229 West 43rd Street Retail Condo, Occupancy%, UW Revenues ($), UW NOI ($) and UW NCF ($) include the 2nd Largest Tenant, National Geographic, for which the tenant has executed a lease but has yet to take occupancy at the property or commenced paying rent. National Geographic, which leases

A-1-16

approximately 23.8% of the net rentable area, took possession of its leased space in October 2016 and is expected to open for business in August 2017. The tenant is in a free rent period through September 2016, and the related rent was reserved with lender at loan origination.

With respect to Loan No. 2, 350 Park Avenue, Occupancy%, UW Revenues ($), UW NOI ($) and UW NCF ($) include the 4th Largest Tenant, CITCO (USA) Holdings Inc. (“CITCO Holdings”), for which the tenant has executed a lease for 8,039 square feet but has yet to take occupancy at the property or commence paying rent. The 8,039 square feet is currently occupied by Peconic Partners LLC, which is expected to vacate in August 2017. CITCO Holdings is expected to take occupancy and begin paying rent in November 2017. In addition to the newly leased 8,039 square feet, CITCO Holdings directly leases 14,825 square feet and subleases an additional 20,038 square feet. Additionally, occupancy% excludes Valley National Bank (2,720 square feet) which is dark but paying rent. At loan origination, the borrower reserved $1,413,328 for free rent associated with CITCO Holdings as well as other tenants at the 350 Park Avenue property not shown on the Annex A-1.

With respect to Loan No. 3, Prudential Plaza, Occupancy%, UW Revenues ($), UW NOI ($) and UW NCF ($) includes three tenants that have executed leases but have not taken occupancy at the property or commenced paying rent. The Largest Tenant, Wilson Sporting Goods Co., has entered into a lease to occupy 87,386 square feet, which will commence in January 2018. Wilson Sporting Goods Co. has rent abatement periods on the first month of each year during the term of the lease. The 2nd Largest Tenant, Optiver US LLC, currently occupies approximately 73,779 square feet at the mortgaged property. Optiver US LLC has entered into a lease to occupy an additional approximately 25,000 square feet, which will commence in May 2017. Optiver US LLC is entitled to a rent abatement from May 2017 to October 2017 on the additional premises and from May 2018 to September 2018 on the existing premises. The first two months of the six-month free rent period in 2017 have been reserved for; however, the remaining four months of such free rent period in 2017, the free rent period in 2018, and the gap period prior to the lease commencement date for such additional Optiver US LLC space, have not been reserved for. The 3rd Largest Tenant, Clark Hill, has entered into a lease to occupy 71,813 square feet, which commenced in January 2017. Clark Hill has a rent abatement period from January 2017 to July 2017 which has not been reserved for. The 5th Largest Tenant, CBS Radio Holdings Corp., has a rent abatement period from May 2018 to December 2019 which has not been reserved for.

With respect to Loan No. 4, Hilton Hawaiian Village, approximately 18.4% of UW Revenues ($) is attributable to the food and beverage outlets at the mortgaged property and approximately 5.1% of UW Revenues ($) is attributable to the retail component of the mortgaged property.

With respect to Loan No. 5, Key Center Cleveland, Occupancy%, UW Revenues ($), UW NOI ($) and UW NCF ($) include the 3rd Largest Tenant, Forest City, for which the tenant has executed a lease but has yet to take occupancy at the property or commenced paying rent. Forest City has entered into a lease to occupy 147,795 square feet, which is expected to commence in April 2018. The borrower provided a letter of credit with respect to all free rent through March 2018 and all planned leasing costs associated with Forest City’s lease were reserved at loan origination. In addition, approximately 61.3% of UW Revenues ($) is attributable to the office portion of the mortgaged property, approximately 32.8% of UW Revenues ($) is attributable to the hotel portion of the mortgaged property and approximately 5.9% of UW Revenues ($) is attributable to the parking garage at the mortgaged property.

With respect to Loan No. 6, Gateway I & II, Occupancy%, UW Revenues ($), UW NOI ($) and UW NCF ($) include the 2nd Largest Tenant, Modells, for which the tenant has executed a lease but has not yet commenced paying rent. Modells entered into a lease to occupy 16,363 square feet, which commenced in January 2017. Modells has taken possession of its space and is anticipated to open in the fall of 2017. Modells is in a free rent period until September 2017. At loan origination, $733,333 was escrowed to a free rent reserve to cover Modells free rent period until September 2017.

With respect to Loan No. 8, Dallas Design District, Occupancy%, UW Revenues ($), UW NOI ($) and UW NCF ($) include three tenants, Janus et Cie, Interior Specifics LLC and Codarus, which have executed leases but have not yet taken occupancy or commenced paying rent.

With respect to Loan No. 9, Moffett Gateway, Occupancy%, UW Revenues ($), UW NOI ($) and UW NCF ($) include the sole tenant, Google, which has executed two leases but not yet taken occupancy or commenced paying rent under either lease. Google leases the mortgaged property under two separate leases: (1) 1225 Crossman Avenue (“Building One”) and (2) 1265 Crossman Avenue (“Building Two”). According to the loan sponsor, Google is expected to take occupancy of both spaces in September 2017 and will commence paying

A-1-17

rent under each lease as follows: Building One in July 2018 and Building Two in July 2017. In addition, UW Revenues ($), UW NOI ($) and UW NCF ($) are calculated using the average rent of the sole tenant, Google, over the term of the related leases inclusive of the free rent reserve.

With respect to Loan No. 10, Uovo Art Storage, Occupancy% is based on the January 10, 2017 rent roll, and represents the occupancy percentage for the private storage space (measured in square feet). The managed storage space is measured in cubic feet and as of the January 10, 2017 rent roll is 48.2% leased.

With respect to Loan No. 12, 580 Walnut Street, approximately 22.8% of UW Revenues ($) is attributable to the parking garage at the mortgaged property.

With respect to Loan No. 29, Grossmont Medical Center, Occupancy%, UW Revenues ($), UW NOI ($) and UW NCF ($) include the Largest Tenant, Sharp Hospital, for which the tenant has executed a lease to occupy 7,020 square feet but has yet to take occupancy at the property or commence paying rent. Sharp Hospital is expected to take occupancy in August 2017. The lender reserved all free rent and planned leasing costs associated with Sharp Hospital’s lease at loan origination.

(4)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed below, the Current LTV% and the Maturity LTV% are based on the “as-is” Appraisal Value ($) even though, for certain mortgage loans, the appraiser provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 1, 229 West 43rd Street Retail Condo, the Appraised Value ($) represents the “Hypothetical As-Is” appraised value of $470.0 million as of October 1, 2016. The “Hypothetical Market As-Is” appraised value reflects a credit for the approximately $25.6 million of contractual free rent and TI/LC obligations reserved at loan origination. Based on the “As-Is” appraised value of $445.0 million as of October 1, 2016, the Cut-off Date LTV and LTV Ratio at Maturity or ARD are 64.0% and 64.0%, respectively.

With respect to Loan No. 5, Key Center Cleveland, the Appraised Value ($) represents the “As Complete” appraised value of $362.0 million as of December 1, 2017. The “As Complete” appraised value assumes the completion of all budgeted CapEx and PIP work at the property. At loan origination, $18,271,556 and $4,652,415 was reserved by the lender for CapEx and PIP work, respectively. Based on the “As-Is” appraised value of $298.35 million as of December 1, 2016, the Cut-off Date LTV and LTV Ratio at Maturity or ARD are 73.7% and 60.2%, respectively. In addition, $1,991,429 is held in an FF&E reserve account held by Marriott Hotel Services, Inc. as the hotel manager for planned capital improvements for the hotel portion of the property.

With respect to Loan No. 9, Moffett Gateway, the Appraised Value ($) represents the “Hypothetical Value As-Stabilized” value of $525,000,000, which assumes that all tenant improvement construction is complete and all contractual free rent obligations have burned off as of the stabilized value date of July 20, 2016. At origination, the borrower was required to reserve $43,642,904 into the Upfront Other Reserve ($) for outstanding tenant improvements, $5,743,978 for outstanding leasing commissions and $37,575,033 for outstanding free rent. The “as-is” value as of July 20, 2016 was $430,000,000, which results in a Current LTV% and Maturity LTV% of 56.5% and 48.0%, respectively.

With respect to Loan No. 11, AHIP FL 5 Portfolio, the Appraised Value ($) represents the “As Complete” appraised value of $61.6 million as of November 1, 2017. The “As Complete” appraised value assumes the completion of the franchise required PIP at the mortgaged properties. At loan origination, $7,874,700 was reserved for the completion of the franchise required PIP. Based on the “As-Is” appraised value of $53.4 million as of November 1, 2016, the Cut-off Date LTV and LTV Ratio at Maturity or ARD are 69.0% and 56.9%, respectively.

With respect to Loan No. 12, 580 Walnut Street, the Appraised Value ($) represents the “As Complete” appraised value of $51.75 million as of April 1, 2017. The “As Complete” appraised value assumes (i) the completion of the $2,330,975 in landlord obligations that were reserved for at loan origination, (ii) a commercial and retail occupancy of 95.0% and 90.0%, respectively, (iii) vacancy loss of 5.0% and (iv) credit loss of 0.5%. Based on the “As-Is” appraised value of $50.0 million as of November 10, 2016, the Cut-off Date LTV and LTV Ratio at Maturity or ARD are 70.9% and 57.9%, respectively.

A-1-18

(5)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($) and Maturity Balance ($) are allocated to the respective mortgaged property based on the respective mortgage loan documents, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(6)	With respect to Loan No. 1, 229 West 43rd Street Retail Condo, the mortgage loan is part of a whole loan with an original principal balance of $285,000,000 (the “229 West 43rd Street Retail Condo Whole Loan”) which is comprised of nine pari passu components (Note A-1, Note A-2, Note A-3, Note A-4-A, Note A-4-B, Note A-5, Note A-6, Note A-7 and Note A-8). Note A-2 and Note A-3 have an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000 and are being contributed to the JPMDB 2017-C5 Trust. Note A-1 and Note A-6 have an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000 and were contributed to the CD 2016-CD2 trust. Note A-4-B, Note A-5, Note A-7 and Note A-8 have an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000 and were contributed to the CD 2017-CD3 trust. Note A-4-A has an outstanding principal balance as of the Cut-off Date of $30,000,000 and is held by Citigroup Global Markets Realty Corp. or an affiliate and is expected to be contributed to a future securitization trust. All loan level metrics are based on the 229 West 43rd Street Retail Condo Whole Loan balance.

With respect to Loan No. 2, 350 Park Avenue, the mortgage loan is part of a whole loan with an original principal balance of $400,000,000 (the “350 Park Avenue Whole Loan”) which is comprised of four pari passu senior components (Note A-1, Note A-2, Note A-3 and Note A-4) and two subordinate companion loans (Note B-1 and Note B-2). Note A-4 has an outstanding principal balance as of the Cut-off Date of $66,667,200 and is being contributed to the JPMDB 2017-C5 Trust. The pari passu senior Notes A-1 and A-3 and the two subordinate companion loans, Notes B-1 and B-2 have an aggregate outstanding principal balance as of the Cut-off Date of $233,332,000 and were contributed to the VNDO 2016-350P trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $100,000,800 and is held by Goldman Sachs Mortgage Company or an affiliate, and is expected to be contributed to a future securitization trust. All loan level metrics are based on the 350 Park Avenue Whole Loan balance excluding the subordinate companion loans.

With respect to Loan No. 3, Prudential Plaza, the mortgage loan is part of a whole loan with an original principal balance of $415,000,000 (the “Prudential Plaza Whole Loan”) which is comprised of eight pari passu components (Note A-1, Note A-2-1, Note A-3-1, Note A-2-2, Note A-3-2, Note A-3-3, Note A-4-1 and Note A-4-2). Note A-4-2 has an outstanding principal balance as of the Cut-off Date of $65,000,000 and is being contributed to the JPMDB 2017-C5 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $115,000,000 and was contributed to the COMM 2015-CCRE26 trust. Note A-2-1 has an outstanding principal balance as of the Cut-off Date of $50,000,000 and was contributed to the CD 2016-CD1 trust. Note A-2-2 and Note A-3-3 have an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000 and were contributed to the CD 2016-CD2 trust. Note A-3-1 has an outstanding principal balance as of the Cut-off Date of $40,000,000 and was contributed to the COMM 2016-COR1 trust. Note A-3-2 and Note A-4-1 have an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000 and were contributed to the CD 2017-CD3 trust. All loan level metrics are based on the Prudential Plaza Whole Loan balance.

With respect to Loan No. 4, Hilton Hawaiian Village, the mortgage loan is part of a whole loan with an original principal balance of $1,275,000,000 (the “Hilton Hawaiian Village Whole Loan”), which is comprised of 16 pari passu components (Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D, Note A-1-E, Note A-2-A-1, Note A-2-A-2, Note A-2-A-3, Note A-2-A-4, Note A-2-B-1, Note A-2-B-2, Note A-2-B-3, Note A-2-D-1, Note A-2-D-2, Note A-2-E-1 and Note A-2-E-2) and five subordinate companion loans (Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5). Note A-2-A-3 and Note A-2-A-4 have an aggregate outstanding principal balance as of the Cut-off Date of $62,250,000 and are being contributed to the JPMDB 2017-C5 Trust. Notes A-2-A-1, A-2-A-2, A-2-B-1, A-2-D-1, A-2-D-2, A-2-E-1, A-2-E-2 and A-2-B-3, with an aggregate principal balance as of the Cut-off Date of $406,125,000, have been contributed to other securitization trusts. Notes A-1-A, A-1-B, A-1-C, A-1-D and A-1-E, with an aggregate outstanding principal balance as of the Cut-off Date of $171,600,000, and the subordinate companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $578,400,000, were contributed to a private securitization trust. The remaining pari passu component has an outstanding principal balance as of the Cut-off Date of $56,625,000, is held by DBNY and is expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Hilton Hawaiian Village Whole Loan balance excluding the subordinate companion loan.

A-1-19

With respect to Loan No. 5, Key Center Cleveland, the mortgage loan is part of a whole loan with an original principal balance of $220,000,000 (the “Key Center Cleveland Whole Loan”) which is comprised of six pari passu components (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6). Note A-3 and Note A-6 have an outstanding principal balance as of the Cut-off Date of $60,000,000 and are being contributed to the JPMDB 2017-C5 Trust. Note A-1 and Note A-4 have an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000 and are held by Citigroup Global Markets Realty Corp. or an affiliate, and are expected to be contributed to one or more future securitization trusts. Note A-2 and Note A-5 have an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000 and are held by Bank of America, N.A. or an affiliate and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Key Center Cleveland Whole Loan balance.

With respect to Loan No. 7, Landmark Square, the mortgage loan is part of a whole loan with an original principal balance of $100,000,000 (the “Landmark Square Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $49,000,000 and is being contributed to the JPMDB 2017-C5 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $51,000,000 and is expected to be contributed to the JPMCC 2017-JP5 trust. All loan level metrics are based on the Landmark Square Whole Loan balance.

With respect to Loan No. 8, Dallas Design District, the mortgage loan is part of a whole loan with an original principal balance of $120,000,000 (the “Dallas Design District Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $45,000,000 and is being contributed to the JPMDB 2017-C5 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $75,000,000 and is expected to be contributed to the JPMCC 2017-JP5 trust. All loan level metrics are based on the Dallas Design District Whole Loan balance.

With respect to Loan No. 9, Moffett Gateway, the mortgage loan is part of a whole loan with an original principal balance of $345,000,000 (the “Moffett Gateway Whole Loan”) which is comprised of five pari passu components (Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5) and one subordinate companion loan (Note B-1). Note A-3 has an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000 and is being contributed to the JPMDB 2017-C5 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $80,000,000 and is expected to be contributed to the JPMCC 2017-JP5 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the JPMCC 2016-JP4 Trust. Note A-5 has an outstanding principal balance as of the Cut-off Date of $43,000,000 and was contributed to the JPMDB 2016-C4 Trust. Note A-4 has an outstanding principal balance as of the Cut-off Date of $20,000,000 and is expected to be contributed to one or more future securitization trusts. Note B-1 has an outstanding balance as of the Cut-off Date of $102,000,000 and was sold to a third-party investor. All loan level metrics are based on the Moffett Gateway Whole Loan balance excluding the subordinate companion loan.

With respect to Loan No. 10, Uovo Art Storage, the mortgage loan is part of a whole loan with an original principal balance of $87,000,000 (the “Uovo Art Storage Whole Loan”) which is comprised of four pari passu components (Note A-1, Note A-2, Note A-3 and Note A-4). Note A-2 and Note A-3 have an aggregate outstanding principal balance as of the Cut-off Date of approximately $37,000,000 and are being contributed to the JPMDB 2017-C5 Trust. Note A-1 and Note A-4 have an aggregate outstanding principal balance as of the Cut-off Date of approximately $50,000,000 and are held by DBNY and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Uovo Art Storage Whole Loan balance.

With respect to Loan No. 14, Summit Mall, the mortgage loan is part of a whole loan with an original principal balance of $85,000,000 (the “Summit Mall Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $35,000,000 and is being contributed to the JPMDB 2017-C5 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $50,000,000 and was contributed to the JPMCC 2016-JP4 Trust. All loan level metrics are based on the Summit Mall Whole Loan balance.

With respect to Loan No. 16, Summit Place Wisconsin, the mortgage loan is part of a whole loan with an original principal balance of $72,000,000 (the “Summit Place Wisconsin Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $32,000,000 and is being contributed to the JPMDB 2017-C5 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $40,000,000 and was contributed to the CD 2017-CD3 trust. All loan level metrics are based on the Summit Place Wisconsin Whole Loan balance.

A-1-20

With respect to Loan No. 25, Dick’s Sporting Goods Portfolio, the mortgage loan is part of a whole loan with an original principal balance of $31,000,000 (the “Dick’s Sporting Goods Portfolio Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A2). Note A-2 has an outstanding principal balance as of the Cut-off Date of approximately $13,000,000 and is being contributed to the JPMDB 2017-C5 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $18,000,000 and was contributed to the JPMCC 2016-JP4 Trust. All loan level metrics are based on the Dick’s Sporting Goods Portfolio Whole Loan balance.

(7)	Each number identifies a group of related borrowers.

With respect to Loan Nos. 1, 22, 23 and 30, 229 West 43rd Street Retail Condo, Congressional Place, Trabuco Hills and Horizon Village, the borrowers own the property as tenants-in-common.

With respect to Loan No. 8, Dallas Design District, two of the borrowers own the majority of the mortgaged property as tenants-in-common. The third borrower, 1500 Dragon Dunhill LLC, owns the fee interest to its parcel located at 1500 Dragon, Dallas, Texas.

(8)	For each mortgage loan, the Net Mortgage Fee Rate equals the excess of the related Interest Rate% over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator Fee Rate), the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee%”).

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12 of the product of (i) the Original Balance ($), (ii) the Interest Rate% and (iii) 365/360.

(10)	With respect to all mortgage loans, except for the mortgage loan(s) listed below, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

With respect to Loan No. 9, Moffett Gateway, the Annual Debt Service ($) is calculated based on the sum of the first 12 principal and interest payments after the expiration of the interest-only period based on the assumed principal payment schedule set forth on Annex G to this Preliminary Prospectus. As such, the Current Balance ($), Maturity Balance ($), Monthly Debt Service ($), UW NOI DSCR and UW NCF DSCR all reflect this principal payment schedule and a fixed interest rate of 3.319403%.

(11)	With respect to Loan No. 18, Providence at Memorial, the first payment date for the loan is May 1, 2017. On the Closing Date, JPMCB will deposit sufficient funds to pay the interest associated with the interest due for the April 2017 payment for the related loan. Seasoning, Prepayment Provision (Payments), First Payment Date, Remaining Term and IO-Period are inclusive of the additional April 2017 interest-only payment funded by JPMCB on the Closing Date.

(12)

The “L” component of the prepayment provision represents lockout payments.

The “Def” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

With respect to Loan No. 1, 229 West 43rd Street Retail Condo, the lockout period will be at least 28 payments beginning with and including the first payment on December 6, 2016. Defeasance of the full $285.0 million 229 West 43rd Street Retail Condo Whole Loan is permitted after the date that is the earlier of (i) October 13, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the note to be last securitized. The assumed lockout period is based on the expected JPMDB 2017-C5 securitization closing date in March 2017. The actual lockout period may be longer.

With respect to Loan No. 4, Hilton Hawaiian Village, the lockout period will be at least 28 payments beginning with and including the first payment on December 1, 2016. Defeasance of the full $1,275,000,000 Hilton Hawaiian Village Whole Loan is permitted after the earlier to occur of (i) May 1, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized (the earlier of (i) and (ii), the “Hilton Hawaiian Village Defeasance Date”). Following the expiration of the Hilton Hawaiian Village Defeasance Date, the borrower is also permitted to prepay the Hilton Hawaiian Village Whole Loan (in whole but not in part)

A-1-21

with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMDB 2017-C5 securitization closing date in March 2017. The actual lockout period may be longer.

With respect to Loan No. 5, Key Center Cleveland, the lockout period will be at least 25 payments beginning with and including the first payment on March 6, 2017. Defeasance of the full $220.0 million Key Center Cleveland Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 31, 2020. The assumed lockout period of 25 payments is based on the expected JPMDB 2017-C5 securitization closing date in March 2017. The actual lockout period may be longer.

With respect to Loan No. 9, Moffett Gateway, the lockout period will be at least 29 payments beginning with and including the first payment on November 1, 2016. Defeasance of the full $345.0 million Moffett Gateway Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Moffett Gateway Defeasance Date”). If the Moffett Gateway Defeasance Date has not occurred by November 1, 2020, the borrower is permitted to prepay the Moffett Gateway Whole Loan (in whole but not in part) with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMDB 2017-C5 securitization closing date in March 2017.The actual lockout period may be longer.

With respect to Loan No. 10, Uovo Art Storage, the lockout period will be at least 25 payments beginning with and including the first payment on March 6, 2017. Defeasance of the full $87.0 million Uovo Art Storage Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) February 2, 2020. The assumed lockout period of 25 payments is based on the expected JPMDB 2017-C5 securitization closing date in March 2017. The actual lockout period may be longer.

(13)	With respect to some mortgage loans, historical financial information may not be available due to when the properties were constructed and/or acquired.

With respect to Loan No. 1, 229 West 43rd Street Retail Condo, limited historical financial information is available as the sponsor acquired the property in October 2015. Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing ten-month period ending August 31, 2016, annualized.

With respect to Loan No. 6, Gateway I & II, limited historical financial information is available as the sponsor acquired the property in June 2016. Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing five-month period ending October 31, 2016, annualized.

With respect to Loan No. 9, Moffett Gateway, limited historical financial information is available as the mortgaged property was constructed in 2016.

With respect to Loan No 10, Uovo Art Storage, limited historical financial information is available as the mortgaged property was constructed between 2014 and 2015.

With respect to Loan No.12, 580 Walnut Street, limited historical financial information is available as the sponsor acquired the property in 2013.

With respect to Loan No. 18, Providence at Memorial, limited historical financial information is available as the sponsor acquired the property in July 2015. 2015 Revenues ($), 2015 Total Expenses ($) and 2015 NOI ($) are based on the trailing five-month period ending December 31, 2015, annualized.

With respect to Loan No. 20, Jevan Multifamily Portfolio, limited historical financial information is available as the mortgaged properties were acquired in connection with the origination of the mortgage loan.

With respect to Loan No. 27, Cleveland Towne Center, limited historical financial information is available as the mortgaged properties were acquired in connection with the origination of the mortgage loan.

With respect to Loan No. 32, Hampton Inn & Suites – Pensacola, limited historical financial information is available as the mortgaged property was constructed in 2014.

With respect to Loan No. 33, Shopko Billings, limited historical financial information is available as the sponsor acquired the property in 2016.

A-1-22

(14)	With respect to all JPMCB hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

(15)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

With respect to Loan No. 9, Moffett Gateway, UW NOI DSCR and UW NCF DSCR were calculated based on the sum of the first 12 payments after the expiration of the interest-only period based on the assumed principal payment schedule set forth on Annex G to this Preliminary Prospectus.

(16)	With respect to Loan No. 4, Hilton Hawaiian Village, the borrowers hold a leasehold interest with respect to 5,900 square feet of the mortgaged property, and, except as noted in the footnote below, the remainder of the mortgaged property is owned by the borrower in fee simple.

With respect to Loan Nos. 4, 11 and 13, Hilton Hawaiian Village, AHIP FL 5 Portfolio and Delamar Greenwich Harbor, the respective borrowers have pledged both the fee interest in the mortgaged property held by the borrower which owns the mortgaged property (“Owner Borrower”) as well as the leasehold interest of the related borrower which is the operating lessee of the property (“Lessee Borrower”) under an operating lease between Owner Borrower and Lessee Borrower.

With respect to Loan No. 5, Key Center Cleveland, the City of Cleveland, Ohio owns the land beneath the parking lot and leases it to the borrower through 2059 with one 34-year extension through 2093 (“Parking Ground Lease”). The parking manager reserves at least 45% of the spaces for transient parking and hotel guests and the remainder are leased on a monthly basis. Minimum base rent paid to the city under the Parking Ground Lease is $60,000 per year provided that if the revenue exceeds certain breakpoints (based on the percentage of parking space leased on a monthly basis), percentage rent will also be payable.

With respect to Loan No. 7, Landmark Square, a portion of the mortgaged property consisting of 1 Landmark Square is a leasehold interest in an air rights parcel owned by the borrower which expires February 28, 2082.

With respect to Loan No. 8, Dallas Design District, a portion of the mortgaged property located at 1621 Oak Lawn, Dallas, Texas, is a leasehold interest owned by two of the borrowers under a ground lease, which expires December 20, 2051.

With respect to Loan No. 16, Summit Place Wisconsin, the Mortgage Loan has three borrowers, one of which (the “Summit Place Wisconsin Fee Borrower”) owns all of the Mortgaged Property, except a parking parcel, in fee, and ground leases the parking parcel. The parking parcel is owned by a second borrower, which ground leases the parking parcel to the Summit Place Wisconsin Fee Borrower, which in turn has assigned a portion of its ground leasehold interest in the parking parcel to a third borrower. All three borrowers’ interests secure the Mortgage Loan.

(17)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With respect to Loan No. 5, Key Center Cleveland, at origination, the borrowers were permitted to deliver two letters of credit in the aggregate amount of $5,175,296 from KeyBank National Association to cover gap rent payable in connection with the recently executed Forest City and Millennia leases in lieu of a cash deposit.

With respect to Loan No. 6, Gateway I & II, the borrower reserved $3,750,000 at origination of the mortgage loan for a Holdback Reserve that will be released to the borrower once, among other conditions, (i) the property achieves a debt yield of at least 7.3%, (ii) Modells is in occupancy, open for business and paying full unabated rent (or, alternatively sufficient funds have been retained in the holdback reserve to account for all remaining scheduled free rent periods or rent abatements under the Modells lease) with all tenant improvements or other landlord obligations required to be performed or paid by lender under such lease having been completed.

With respect to Loan No. 7, Landmark Square, so long as the Principal / Carve-out Guarantor or an affiliate maintains a long term, unsecured debt rating of “BBB-” (or its equivalent) from each of Moody’s and Fitch or has total assets in excess of $500.0 million and maintains a net worth of at least $250.0 million (in each case, exclusive of any interest in the mortgaged property), the borrower may deliver a partial payment guaranty from such entity in lieu of the borrower’s requirement to make the following deposits: (i) the deposits into the Upfront

A-1-23

TI/LC Reserve ($) in the amount of $2,500,000; (ii) the deposits into the Upfront Other Reserve ($) for free rent and outstanding tenant improvements and leasing commissions in the aggregate amount of $3,746,483; and (iii) the deposits into the Upfront CapEx Reserve ($) in the amount of $17,053. The amount of this partial payment guaranty is required to be equal to the lesser of (A) the amount that would be contained in each reserve if not for the delivery of the partial payment guaranty and (B) the then outstanding principal balance of the Whole Loan. The borrower is also permitted to deliver a letter of credit in an amount required by the loan documents, or a combination of a partial payment guaranty and letter of credit, in lieu of such deposits. The Principal / Carve-out Guarantor delivered the partial payment guaranty referenced above at origination of the mortgage loan in lieu of making such deposits.

With respect to Loan No. 14, Summit Mall, Upfront Other Reserve ($) does not include a $413,507 guaranty from the loan sponsor for outstanding tenant improvements. Since origination, the outstanding tenant improvements have been paid and the guaranty has been released to the borrower.

With respect to Loan No. 19, Holiday Inn Miami Beach, the borrower is performing PIP work at the property based on a draft PIP as to which the remaining PIP items are estimated to cost approximately $1,591,200. At origination the borrower deposited $3,795,000 into a PIP Reserve to cover the costs of the PIP work currently underway at the related property. Provided no event of default is continuing and each of the franchise satisfaction conditions outlined in the loan agreement have been satisfied, if, the borrower has (i) provided evidence reasonably acceptable to the lender that the PIP has been finalized, which PIP includes a finalized schedule for the completion of the PIP work, and (ii) provided to the lender sufficient information to determine, in the lender’s reasonable discretion, the amount required to complete the PIP work (the “PIP Deposit Amount”), and the lender determines that the amount of the PIP funds in the PIP reserve account exceed the PIP Deposit Amount (the “Excess PIP Deposit”), the Excess PIP Deposit will be released to the borrower.

With respect to Loan No. 25, Dick’s Sporting Goods Portfolio, the borrowers were required at origination to deposit $22,218 into the Upfront RE Tax Reserve ($) for taxes for the Dick’s Concord and PetSmart properties. The borrowers were not required to deposit any other tax reserves at origination with respect to any other mortgaged property.

With respect to Loan No. 34, Continental Plaza, the Upfront Other Reserve ($) consists of a reserve for rents from the mortgaged property that have been paid more than one month in advance. Provided no Event of Default has occurred and is then continuing, on each payment date in March 2017 through November 2017, the lender is required to disburse an amount equal to approximately $13,897 to the borrower (if no cash sweep period has occurred and is continuing) or to the cash management account (if a cash sweep period has occurred and is continuing).

(18)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 2, 350 Park Avenue, on each due date during the continuance of a Ziff Reserve Period (as defined herein) (unless in the case of a Ziff Reserve Period, funds in the Ziff reserve account equal or exceed the Ziff Reserve Cap (as defined herein)), the related loan documents require the borrower to deposit into the Ziff reserve account all excess cash flow after payment of debt service, required reserves and operating expenses. A “Ziff Reserve Period” is a period commencing on the due date in October 2019 if the lease with Ziff Brothers Investments, L.L.C. has not been renewed and generally terminating upon (a) the borrower’s entering into a lease renewal or replacement leases meeting certain conditions contained in the loan documents or the trailing 12-month debt yield as of the end of the most recent fiscal quarter is at least 7.25% and (b) the amount in the applicable reserve account being at least equal to the lesser of (x) the remaining unpaid actual out-of-pocket tenant allowance and tenant improvement costs, leasing commissions and other expenses in respect of such lease renewal or replacement leases and (y) $85.46 multiplied by the aggregate amount of leasable square feet in the space demised under a lease renewal or replacement leases in accordance with the loan documents minus all actual out-of-pocket tenant allowance and tenant improvement costs, leasing commissions and other expenses previously disbursed in respect of such lease renewal or replacement leases.

A-1-24

With respect to Loan No. 4, Hilton Hawaiian Village, the borrower is required to deposit into the Monthly CapEx Reserve ($), on a monthly basis to fund the cost of replacements, an amount equal to the greater of (i) the aggregate amount of all deposits for replacements required to be deposited pursuant to any franchise or management agreement or (ii) 4.0% of gross income from operations for the two calendar months prior to the date on which the borrower is required to make such deposit. To the extent no event of default exists, the loan documents provide that the borrower will receive a credit against each monthly deposit on a dollar for dollar basis to the extent the borrower makes deposits into a similar reserve or if such amounts otherwise accounted for pursuant to the working capital peg balance held in either operating account. In addition, the Monthly RE Tax Reserve ($) and Monthly Ins. Reserve ($) are waived to the extent there is no cash sweep period continuing under the loan documents or to the extent the borrower reserve such funds with the manager or the manager pay such taxes and insurance premiums in accordance with the management agreement. The management agreement currently requires the borrower to make monthly deposits of amounts accounting for the Monthly RE Tax Reserve ($), Monthly Ins. Reserve ($) and the Monthly CapEx Reserve ($).

With respect to Loan No. 5, Key Center Cleveland, on a monthly basis the borrower is required to deposit into the Monthly CapEx Reserve ($), an amount equal to 1/12 of 5.0% (or if Marriott Corporation or an affiliate is the hotel manager, 4.0%) of gross hotel revenues unless (a) Marriott Corporation or an affiliate thereof is the hotel manager, (b) the borrower is required to reserve with the hotel manager an amount not less than the FF&E payment required under the Key Center Loan documents, and (c) no event of default is continuing. In addition, in the event that a property improvement plan (“PIP”) is required pursuant to the applicable hotel management agreement, on a monthly basis the borrower will be required to deposit into the Monthly Other Reserve ($), all excess cash flow, until an amount equal to 110% of the costs of such a PIP (exclusive of any portion of the PIP which is duplicative of any of the approved FF&E that has already been reserved for) has been deposited into the PIP reserve account.

With respect to Loan No. 7, Landmark Square, so long as the Principal / Carve-out Guarantor or an affiliate of the borrower maintains a long term unsecured debt rating of “BBB-” (or its equivalent) from each of Moody’s and Fitch or has total assets in excess of $500.0 million and maintains a net worth of at least $250.0 million (in each case, exclusive of any interest in the mortgaged property), the borrower may deliver a partial payment guaranty from such entity in lieu of the borrower’s requirement to make (i) the deposits into the Monthly TI/LC Reserve ($) and (ii) the deposits into the Monthly CapEx Reserve ($). The amount of this partial payment guaranty is required to be equal to the lesser of (A) the amount that would be contained in each reserve if not for the delivery of the partial payment guaranty and (B) the then outstanding principal balance of the Landmark Square Whole Loan. The borrower is also permitted to deliver a letter of credit in an amount required by the loan documents, or a combination of a partial payment guaranty and letter of credit, in lieu of such deposits. The Principal / Carve-out Guarantor delivered the partial payment guaranty referenced above at origination of the mortgage loan in lieu of making such deposits.

With respect to Loan No. 11, AHIP FL 5 Portfolio, beginning with the monthly payment date in December 2018, the borrowers are required to deposit the greater of (i) 1/12 of an amount equal to 4.0% of annual gross revenues for each hotel estimated in the borrowers’ approved annual budget for the year in which such payment date occurs and (ii) the then-current amount required by the franchise agreement for FF&E work. In lieu of depositing such amounts, the borrowers may elect to deliver to the lender a letter of credit on a monthly payment date with a term of not less than 12 months and for a stated amount of not less than the total amount of 4.0% of the gross revenues from the hotel for the 12 calendar months preceding the date such letter of credit is provided to lender. Additionally, upon the occurrence and during the continuance of a Trigger Period (as defined below), the borrowers are required to deposit with the lender, on each monthly payment date, an amount equal to 1/12 of the condominium assessments that the lender estimates will be payable during the next ensuing 12 months. A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio, based on underwritten net cash flow, falling below 1.25x at the end of any calendar quarter and will end upon, (a) with respect to clause (i) above, a cure of such event of default has been accepted by the lender or (b) with respect to clause (ii) above, the portfolio achieving a debt service coverage ratio of at least 1.30x for two consecutive calendar quarters.

With respect to Loan No. 12, 580 Walnut Street, from and after the date the condominium board imposes assessments, the borrower will be required to deposit on a monthly basis an amount equal to the monthly amount as set forth in the approved budget for such assessments.

A-1-25

With respect to Loan No. 14, Summit Mall, the Monthly RE Tax Reserve ($) is waived until the occurrence of certain events set forth in the loan documents. The Monthly RE Tax Reserve ($) will commence upon (a) the occurrence and continuing of an event of default, (b) the date the debt service coverage ratio, based on the trailing four calendar quarters, falls below 2.00x for two consecutive calendar quarters (a “DSCR Trigger Event”), (c) the date (i) Macy’s closes, ceases operation, goes dark, vacates or abandons its leased space on or prior to September 7, 2017 and (ii) the DSCR based on the trailing four calendar quarters falls below 3.00x (a “Macy’s Trigger Event”), (d) the date two or more of Macy’s, Dillards North and Dillards South close, ceases operation, go dark, vacate or abandon the space (“Anchor Trigger Event”) as permitted by the lenders and (e) a period when less than 70.0% of the gross leasable square footage of in-line space is subject to a lease or other occupancy agreement with the loan sponsor (“Occupancy Trigger Event”), (the period during which any of (a) through (e) occurs, along with any bankruptcy action of the borrower or any affiliated property manager in accordance with the loan documents, is a “Lockbox Event Period”) or (f) the borrower’s failure to (i) pay all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (ii) provide the lender with satisfactory evidence of the tax payment. In addition, the Monthly CapEx Reserve ($) and Monthly TI/LC Reserve ($) are waived provided that there is no Lockbox Event Period continuing. Following the occurrence and during the continuance of a Lockbox Event Period, the borrower is required to deposit $8,804 into the Monthly CapEx Reserve ($) for replacement reserves and $19,494 into the Monthly TI/LC Reserve ($) for tenant improvements and leasing commissions.

With respect to Loan No. 17, Shopko Oregon Portfolio, the loan documents provide that the deposits into the Monthly RE Tax Reserve ($) and the Monthly Ins. Reserve ($) are waived to the extent the sole tenant at the related mortgaged property is paying such taxes and insurance premiums, among other conditions. The loan documents also require that the Monthly CapEx Reserve ($) and the Monthly TI/LC Reserve ($) be reduced by a pro rata amount if any individual mortgaged property is released from its mortgage. In addition, the loan documents require the borrower to deposit $16,666.67, on a monthly basis as additional collateral for the loan, into the Monthly Other Reserve ($). The deposits made into the Monthly TI/LC Reserve ($) and the monthly payments for additional collateral reserve fund made into the Monthly Other Reserve ($) are waived provided that no event of default has occurred and is continuing, if (i) the leases with Shopko (or any replacement tenant leasing 50% of more of the gross leasable area of the applicable property) are renewed for a term of at least five years, among other conditions, with respect to all three of the individual mortgaged properties and (ii) the aggregate amount of gross annual rent payable under the renewed leases is not less than $3,700,000.

With respect to Loan No. 19, Holiday Inn Miami Beach, until such time that a replacement franchise agreement has been signed in accordance with conditions set forth in the loan agreement, the borrower will be required to deposit on a monthly basis an amount equal to the greater of (i) 4.0% of the prior month’s gross revenues at the related property and (ii) the then-current amount required by the franchise agreement. Following the execution of a replacement franchise agreement in accordance with the conditions set forth in the loan agreement, monthly deposits into the FF&E reserve account will be waived so long as the related property maintains a debt yield of at least 12.0%.

With respect to Loan No. 21, Cupertino Civic Center, upon satisfactory completion of the elevator modernization work, as outlined in the loan agreement, the borrower may request that deposits into the monthly capital expenditure reserve be reduced to $1,051 and the related cap be reduced to $25,224.

With respect to Loan No. 25, Dick’s Sporting Goods Portfolio, the deposits into the Monthly RE Tax Reserve ($) and Monthly Ins. Reserve ($) are waived to the extent (a) not even of default has occurred and is continuing, (b) Dick’s Sporting Goods, PetSmart or any replacement tenant(s) is required by the terms of its lease to pay all taxes or insurance premiums, as applicable, with respect to such individual mortgaged property and (c) such tenant(s) actually pays such taxes and insurance premiums, as applicable, in full prior to the due date and provides written evidence of such payment, (d) the borrowers have provided written evidence reasonably acceptable to lender that all such taxes or insurance premium, as applicable, for such individual mortgaged property have been paid in full prior to the due date, and (e) the applicable lease for such individual property is in full force and effect. The Monthly CapEx Reserve ($) is waived with respect to any individual property so long as (a) no event of default has occurred and is continuing and (b) the borrower provides the lender with evidence that Dick’s Sporting Goods, PetSmart and/or any replacement tenant(s) is obligated to perform all required replacements at such individual property in accordance with the terms of its lease. In addition, the loan documents require the borrower to deposit all termination fees paid by any tenants into the Monthly TI/LC Reserve ($), as well as all excess cash flow after the occurrence of a cash sweep period caused either by (i) two or more individual mortgaged properties being dark (other than a temporary cessation of operations for purposes of performing renovations or alterations, or as a result of fire, casualty or other event of force majeure), (ii) the

A-1-26

related tenant at the Dick’s Keene and/or Dick’s Concord fails to renew the applicable lease prior to the date that is six months prior to the expiration date of such lease or (iii) unless the borrower has re-leased such properties in accordance with the loan documents and, following such renewals, the amount in the Monthly TI/LC Reserve ($) is less than $600,000. To the extent there is a cash sweep period caused by the failure to renew any ground lease at a property that is ground leased by the related borrower, all excess cash flow will be swept into the Monthly Other Reserve ($) for ground rent.

With respect to Loan No. 25, Dick’s Sporting Goods Portfolio, if any individual property is released from its mortgage, then the Monthly CapEx Reserve ($) and Monthly TI/LC Reserve ($) shall be reduced per annum by an amount equal to the amount of the Monthly CapEx Reserve ($) and Monthly TI/LC Reserve ($), respectively, that was being collected by lender with respect to such individual property.

With respect to Loan No. 25, Dick’s Sporting Goods Portfolio, the Dick’s Wichita and Dick’s Fort Wayne mortgaged properties are excluded from the Monthly CapEx Reserve ($).

With respect to Loan No. 27, Cleveland Towne Center, deposits into the Monthly TI/LC Reserve ($) will be waived through and including the monthly payment date in January 2018. Beginning with the monthly payment date in February 2018, the borrower will be required to deposit an amount equal to $12,500 into the Monthly TI/LC Reserve ($).

With respect to Loan No. 29, Grossmont Medical Center, on each monthly payment date through and including February 6, 2020, the borrower will be required to deposit an amount equal to $8,765 into the Monthly TI/LC Reserve ($), and on each remaining monthly payment date thereafter, an amount equal to $11,687.

With respect to Loan No. 30, Horizon Village, the loan documents permit the borrowers to deposit the amount of any free rent credit due from the borrowers into the Monthly Other Reserve ($) in connection with satisfying the requirements in the loan documents for renewing or replacing the lease of the Largest Tenant, Movie Tavern.

With respect to Loan No. 34, Continental Plaza, the loan documents require that the borrower deposit all rent that has been paid more than one month in advance into the Monthly Other Reserve ($). Each deposit is required to be accompanied by a disbursement schedule (or an update to a previously provided disbursement schedule) that lists the tenant(s) and calendar month(s) to which such deposit applies and an officer’s certificate confirming that such schedule is correct, accurate and complete in all respects. Provided no Event of Default has occurred and is then continuing, the lender is required to disburse an amount in accordance with the disbursement schedule to the borrower (if no cash sweep period has occurred and is continuing) or to the cash management account (if a cash sweep period has occurred and is continuing).

(19)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 2, 350 Park Avenue, deposits into the Ziff reserve account are capped at an amount equal to the sum of (x) the product of (a) $85.46, multiplied by (b) the aggregate amount of leasable square feet in the space that has not been demised under a lease renewal or replacement leases in accordance with the loan documents, plus (y) the lesser of (a) the remaining unpaid actual out-of-pocket tenant allowance and tenant improvement costs, leasing commissions and other expenses in respect of such lease renewal or replacement leases and (b) $85.46 multiplied by the aggregate amount of leasable square feet in the space demised under a lease renewal or replacement leases in accordance with the loan documents minus all actual out-of-pocket tenant allowance and tenant improvement costs, leasing commissions and other expenses previously disbursed in respect of such lease renewals or replacement leases, provided, that in no event may the Ziff Reserve Cap exceed $25,000,000.

With respect to Loan No. 15, Park Center Plaza I, II & III, on March 1, 2021, if each of the United States of America – Department of Veterans Affairs, Traveler’s Indemnity Company and CBIZ, Inc. has irrevocably exercised its renewal or extension option (or otherwise enters into an extension agreement acceptable to the lender that provides for at least a five year extension term) with respect to all of its leased space in accordance with the loan documents, and the base rent due under such lease is no less than 90% of the base rent due immediately prior to expiration and (ii) the debt service coverage ratio is no less than 1.50x, any funds then on deposit in the Monthly TI/LC Reserve ($) in excess of $2,500,000 (including the initial deposit) are required to be released to the borrower.

A-1-27

With respect to Loan No. 25, Dick’s Sporting Goods Portfolio, if, on August 31, 2024, (i) no event of default or any bankruptcy action with respect to the borrower exists and (ii) amounts on deposit in the Monthly TI/LC Reserve ($) exceed $1,000,000 (the “August 2024 Rollover Reserve Cap”), then the lender is required to make a one-time disbursement equal to the amount then in the Monthly TI/LC Reserve ($) that exceeds the August 2024 Rollover Reserve Cap to an account designated by the borrower on the next monthly debt service payment date. In the event excess cash flow is required to be deposited into the Monthly TI/LC Reserve ($) as described in footnote 18 above, the loan documents provide for caps on the amount of excess cash that will be deposited into the reserve. With respect to a cash sweep period caused by two or more individual mortgaged properties being dark, the cap is $2.00 per square foot of gross leasable area with respect to each mortgaged property that is dark. With respect to a cash sweep period caused by the related tenant at the Dick’s Keene and/or Dick’s Concord failing to renew the applicable lease prior to the date that is six months prior to the expiration date of such lease, the cap is $400,000 (or $900,000, if the borrower has replaced the leases in accordance with the loan documents and the amount of funds on reserve in the Monthly TI/LC Reserve ($) is less than $600,000).

With respect to Loan No. 27, Cleveland Towne Center, deposits to the Monthly TI/LC Reserve ($) will be capped at $300,000 from the origination date through and including December 31, 2020. Beginning on January 1, 2021, the monthly TI/LC reserve will be capped at $600,000 unless the anticipated expiration date of the then-current term of each initial lease (or initial lease replacement, as applicable) extends beyond January 1, 2026, in which case the cap remains at $300,000 for the remainder of the loan term.

With respect to Loan No. 30, Horizon Village, the loan documents provide that the TI/LC Reserve Cap ($) will be $485,005 at any time prior to the date that (i) the Largest Tenant, Movie Tavern, has renewed or extended its lease in accordance with the loan documents or (ii) the borrowers have entered into one or more replacement leases for the space leased by Movie Tavern in accordance with the loan documents, and upon satisfaction of either of the foregoing conditions, the TI/LC Reserve Cap ($) will be $291,003. Provided (i) no cash sweep period has occurred and is continuing, and (ii) the borrowers satisfy either (i) or (ii) above, amounts in excess of the reduced TI/LC Reserve Cap ($) will be disbursed to the borrowers.

With respect to Loan No. 32, Hampton Inn & Suites – Pensacola, provided no event of default has occurred and is continuing, if there are insufficient amounts on deposit in the PIP subaccount for completing any PIP, the borrower may request that up to 50% of the funds in the Upfront Capex Reserve ($) and Monthly CapEx Reserve ($) for FF&E be transferred to the reserve for the PIP in accordance with the loan documents.

(20)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

With respect to Loan No. 6, Gateway I & II, the Largest Tenant, New York State Chapter of The Arc (“NYSARC”), leases 13,133 square feet of space at the Mortgaged Property scheduled to expire on October 31, 2019 and 24,151 square feet of space scheduled to expire on October 31, 2029.

With respect to Loan No. 12, 580 Walnut, the 3rd Largest Tenant, Starbucks, leases 3,463 square feet of office space scheduled to expire in December 31, 2021 and 2,144 square feet of retail space scheduled to expire in April 2025.

With respect to Loan No. 16, Summit Place Wisconsin, the 2nd Largest Tenant, Children’s Hospital and Health System, Inc., currently leases 132,362 square feet at the Mortgaged Property comprised of: (i) 3,290 square feet expiring in May 2019, (ii) 2,655 square feet expiring in August 2019, (iii) 31,204 square feet expiring in December 2019, (iv) 3,549 SF expiring in June 2020 and (v) 91,664 square feet expiring in July 2026.

(22)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In some instances, a tenant may have the option to abate or reduce its rent or terminate its leased space prior to the stated lease expiration date if certain co-tenancy provisions are not satisfied. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

A-1-28

With respect to Loan No. 2, 350 Park Avenue, the Largest Tenant, Ziff Brothers Investments, L.L.C., currently subleases 158,847 SF (approximately 55.3% of NRA) to seven tenants pursuant to subleases which expire on March 31, 2021.

With respect to Loan No. 3, Prudential Plaza, the Largest Tenant, Wilson Sporting Goods Co., has a one-time right to terminate its lease on December 31, 2026, by providing at least 15 months’ prior written notice and the payment of a termination fee equal to the unamortized leasing costs amortized at a rate of 8% per year. The 3rd Largest Tenant, Clark Hill, has a right to terminate its lease on December 31, 2026, upon at least 15 months’ prior written notice, subject to a termination fee equal to then unamortized leasing costs associated with the Clark Hill lease amortized at a rate of 8% per year.

With respect to Loan No. 5, Key Center Cleveland, the Largest Tenant, KeyBank National Association, has an ongoing option, beginning in July 2020, to contract its space by up to 103,000 square feet; provided that each exercise of a contraction option may not exceed 44,000 square feet, and following each exercise of a contraction option, KeyBank may not exercise another contraction option for a period of three years following such exercise. Each exercise of such termination option requires twelve-months’ notice and payment of a termination fee. In addition, the 3rd Largest Tenant, Forest City, has the one-time option to contract its space by not less than one-half and not more than one full floor on March 31, 2023 upon 12 months prior notice. The 4th Largest Tenant, Thompson Hine LLP, has the one-time option to contract its space by not more than a full floor of either (i) any single, non-contiguous floor leased by it or (ii) the highest or lowest full floor of any contiguous block of floors leased by it, which contraction may be effective, at the tenant’s option, either on October 1, 2023 or October 1, 2025. Such option is exercisable upon written notice no later than 12 months prior to the applicable contraction date, and payment of a fee equal to unamortized tenant improvement allowances and leasing commissions that were paid with respect to the contraction space.

With respect to Loan No. 7, Landmark Square, the Largest Tenant, Cummings & Lockwood has the right to contract its leased space by 5,000-10,000 square feet as of April 30, 2021, with 12 months’ notice and the payment of a contraction fee. The 3rd Largest Tenant, Finn Dixon & Herling, has a one-time right to terminate 3,240 square feet of its 26,385 total square feet as of January 1, 2023 with 18 months’ written notice. The 4th Largest Tenant, Morgan Stanley Smith Barney, has a one-time right to terminate its lease as of August 23, 2019 with 12 months’ written notice and the payment of a termination fee.

With respect to Loan No. 8, Dallas Design District, the 3rd Largest Tenant, David Sutherland, Inc., has the right to terminate its lease on June 1, 2018, with notice on or prior to June 1, 2017 and the payment of a termination fee.

With respect to Loan No. 12, 580 Walnut Street, the 3rd Largest Tenant, Starbucks, has the right to terminate the retail portion of its lease in April 2020 with at least 180 days’ notice and payment of a termination fee equal to unamortized leasing commissions and tenant improvement allowance.

With respect to Loan No. 14, Summit Mall, the 3rd Largest Tenant, Gap, the 4th Largest Tenant, Express, and the 5th Largest Tenant, Versona Accessories, among other tenants, each have the right to reduce their rent and/or terminate their lease if occupancy levels decrease below certain thresholds according to their individual co-tenancy clauses. In addition, Versona Accessories has the right to terminate its lease if its adjusted gross sales (as defined in the lease) do not exceed $2,000,000 during the sixth lease year (November 1, 2017 through October 31, 2018), with 90 days’ notice and the payment of a termination fee of $400,000.

With respect to Loan No. 15, Park Center Plaza I, II & III, the 3rd Largest Tenant, Travelers Indemnity Company, has the right to terminate its lease with respect to 10,081 square feet of its leased space, effective December 31, 2017 upon at least nine months’ prior notice and payment of a termination fee equal to $8.44 per square foot of surrendered space.

With respect to Loan No. 16, Summit Place Wisconsin, the Largest Tenant, Brookdale Senior Living, has a single termination option on April 30, 2019 which requires 12 months’ prior written notice and payment of a termination fee equal to the unamortized balance of the pro rata portion of the abated rent for the period starting January 1, 2013 through April 30, 2014, together with interest charged at 8% as well as the unamortized tenant improvements, brokerage fees and other leasing costs. In addition, Brookdale Senior Living has the one-time option to reduce its leased premises by up to 30,000 square feet at any time until January 31, 2018 upon 12 months’ prior written notice and the payment of a termination fee. The 2nd Largest Tenant, Children’s Hospital and Health System, Inc., representing approximately 19.9% of the net rentable square footage, can terminate (i) up to 15,661 square feet as of July 31, 2019, (ii) up to 42,479

A-1-29

square feet on July 31, 2021 and (iii) up to 91,664 square feet on July 31, 2023, upon twelve months’ notice and payment of a termination fee equal to the unamortized balance of the pro-rata share of the tenant improvements.

With respect to Loan No. 21, Cupertino Civic Center, the 4th Largest Tenant, Shashi Group, has the right to terminate its lease effective June 30, 2018 with no less than 180 days’ written notice and payment of a termination fee of $28,795.

With respect to Loan No. 22, Congressional Place, the Largest Tenant, Morgan Stanley, has the right to terminate its lease effective December 31, 2020 with 180 days’ prior written notice and payment of a termination fee of $171,660.

With respect to Loan Nos. 25.02, 25.04 and 25.06, Dick’s Concord, Dick’s Bloomingdale and PetSmart Concord, the sole tenants at the mortgaged properties, Dick’s Sporting Goods and PetSmart, respectively, have the right to reduce their rent and/or terminate their leases if the individual co-tenancy provisions in their related leases are breached or violated.

With respect to Loan No. 34, Continental Plaza, the 2nd Largest Tenant, Gold Star Law, PC, subleases 2,211 square feet to United American Payroll LLC.

(23)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With respect to Loan No. 1, 229 West 43rd Street Retail Condo, see “Description of the Mortgage Pool—Non-Recourse Carveout Limitations.”

With respect to Loan No. 2, 350 Park Avenue, there is no nonrecourse carve-out guarantor.

With respect to Loan No. 4, Hilton Hawaiian Village, the aggregate liability of the Principal / Carveout Guarantor with respect to all full recourse carveouts in the loan documents may not exceed an amount equal to 10% of the principal balance of the Hilton Hawaiian Village Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party collection costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred). In addition, the Principal / Carveout Guarantor is not a party to the environmental indemnity, and the borrowers are the sole parties liable for any breaches or violations of the indemnity. In lieu of the Principal / Carveout Guarantor signing the indemnity, the borrowers were required to obtain an environmental insurance policy in accordance with the loan documents.

With respect to Loan No. 8, Dallas Design District, the aggregate liability of one of the Principal / Carve-out Guarantor, Donald Engle, with respect to all nonrecourse carve-out provisions in the loan documents is limited to only breaches or violations of the nonrecourse carve-outs related to the tenant-in-common borrower owned by such Principal / Carve-out Guarantor, and Donald Engle is not a party to the environmental indemnity. The other Principal / Carve-out Guarantor, William L. Hutchinson, has signed the environmental indemnity and is responsible for any violation or breach of the nonrecourse carve-out provisions.

With respect to Loan No. 9, Moffett Gateway, the borrower is permitted to obtain the release of Joseph K. Paul and Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, on certain terms and conditions in the loan documents, which include, without limitation (i) no event of default has occurred and is then continuing, (ii) such release is permitted by then applicable REMIC requirements and (iii) Paul Guarantor LLC has a net worth of not less than $300,000,000 and liquidity of not less than $20,000,000.

With respect to Loan No. 14, Summit Mall, the obligations and liabilities of the Principal / Carveout Guarantor are capped at $17,000,000 under the nonrecourse carveout guaranty, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservations of the lender’s rights under the guaranty.

With respect to Loan No. 23, Trabuco Hills, there is a guarantor related to each tenant-in-common borrower. National Credit Tenant Investments, LLC (“NCTI Guarantor”) is the guarantor with respect to any acts by the NCTI Guarantor, the Pacific Trabuco Power Center II, LLC borrower, or any affiliate of the foregoing and any mezzanine loan borrower. Matthew Jung-Yu Chou (“Chou Guarantor”) is the guarantor with respect to all acts of either tenant-in-common borrower, except that with respect to bankruptcy related full recourse carveouts, the Chou Guarantor is liable only for the acts of the Pacific Castle Properties II, LLC borrower or an affiliate thereof and any related mezzanine loan borrower.

A-1-30

With respect to Loan No. 25, Dick’s Sporting Goods Portfolio, the Principal / Carveout Guarantor will not have liability under the environmental indemnity to the extent the borrower maintains an environmental insurance policy in accordance with the loan documents.

(24)	The classification of the lockbox and cash management types is described in the preliminary prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

(25)	With respect to Loan No. 5, Key Center Cleveland, the Key Center Cleveland Whole Loan will be serviced pursuant to the JPMDB 2017-C5 Pooling and Servicing Agreement until such time that the controlling pari passu companion loan is securitized, at which point the Key Center Cleveland Whole Loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is CGMRC, or an affiliate, as holder of the related controlling pari passu companion loan.

With respect to Loan No. 10, Uovo Art Storage, the Uovo Art Storage Whole Loan will be serviced under the JPMDB 2017-C5 Pooling and Servicing Agreement until such time that the controlling pari passu companion loan is securitized, at which point the Uovo Art Storage Whole Loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is DBNY, or an affiliate, as holder of the related controlling pari passu companion loan.

(26)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Indebtedness,” “—Future Mezzanine Debt” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 14, Summit Mall, the loan documents permit the borrower to enter into a Property Assessed Clean Energy (PACE) loan that is repaid through multi-year assessments against the mortgaged property in an amount not to exceed $5,000,000, subject to the lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation.

A-1-31